                                                                     Exhibit 4.3

                               ATARI CORPORATION


                                      AND
                         SECURITY PACIFIC NATIONAL BANK
                                    Trustee

                                   INDENTURE
                                  Dated as of
                                 April 29, 1987

                                  $75,000,000
              5-1/4% Convertible Subordinated Debentures Due 2002

                             CROSS-REFERENCE TABLE


            TIA Section                     Indenture Section
            310(a)(1)                                 7.10
               (a)(2)                                 7.10
               (a)(3)                                 N.A.
               (a)(4)                                 N.A.
               (b)                                    7.08; 7.10; 11.02
               (c)                                    N.A.
            311(a)                                    7.11
               (b)                                    7.11
               (c)                                    N.A.
            312(a)                                    2.05
               (b)                                   12.03
               (c)                                   12.03
            313(a)                                    7.06
               (b)(1)                                 N.A.
               (b)(2)                                 7.06
               (c)                                   12.02
               (d)                                    7.06
            314(a)                                    4.02; 11.02
               (b)                                    N.A.
               (c)(1)                                12.04
               (c)(2)                                12.04
               (c)(3)                                 N.A.
               (d)                                    N.A.
               (e)                                   12.05
               (f)                                    N.A.
            315(a)                                    7.01(b)
               (b)                                    7.05; 11.02
               (c)                                    7.01(a)
               (d)                                    7.01(c)
               (e)                                    6.11
            316(a)(last sentence)                     2.09
               (a)(1)(A)                              6.05
               (a)(1)(B)                              6.04
               (a)(2)                                 N.A.
               (b)                                    6.07
            317(a)(1)                                 6.08
               (a)(2)                                 6.09
               (b)                                    2.04
            318(a)                                   12.01


N.A. means not applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS


                                                                                   Page
    ARTICLE 1    Definitions and Incorporation by Reference

         SECTION 1.01   Definitions . . . . . . . . . . . . . . . . . . . . . . . .   1
                 1.02   Other Definitions   . . . . . . . . . . . . . . . . . . . .   4
                 1.03   Incorporation by Reference of Trust Indenture Act . . . . .   4
                 1.04   Rules of Construction . . . . . . . . . . . . . . . . . . .   4


    ARTICLE 2    The Securities

         SECTION 2.01   Form and Dating . . . . . . . . . . . . . . . . . . . . . .   5
                 2.02   Execution and Authentication  . . . . . . . . . . . . . . .   5
                 2.03   Registrar, Paying Agent and Conversion Agent  . . . . . . .   6
                 2.04   Paying Agent to Hold Money in Trust . . . . . . . . . . . .   7
                 2.05   Securityholder Lists  . . . . . . . . . . . . . . . . . . .   7
                 2.06   Transfer and Exchange . . . . . . . . . . . . . . . . . . .   7
                 2.07   Replacement Securities  . . . . . . . . . . . . . . . . . .   9
                 2.08   Outstanding Securities  . . . . . . . . . . . . . . . . . .  10
                 2.09   Treasury Securities     . . . . . . . . . . . . . . . . . .  10
                 2.10   Temporary Global Security; Exchange, Conversion or
                              Redemption of Temporary Global Security     . . . . .  11
                 2.11   Cancelation . . . . . . . . . . . . . . . . . . . . . . . .  13
                 2.12   Defaulted Interest  . . . . . . . . . . . . . . . . . . . .  14
                 2.13   Title . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

    ARTICLE 3    Redemption
         SECTION 3.01   Notices to Trustee  . . . . . . . . . . . . . . . . . . . .  14
                 3.02   Selection of Securities to Be Redeemed  . . . . . . . . . .  14
                 3.03   Notice of Redemption  . . . . . . . . . . . . . . . . . . .  15
                 3.04   Effect of Notice of Redemption  . . . . . . . . . . . . . .  16

                                      -a-

                                                                                   Page
             3.05   Deposit of Redemption Price . . . . . . . . . . . . . . . . . .  16
             3.06   Securities Redeemed in Part . . . . . . . . . . . . . . . . . .  16

ARTICLE 4    Covenants

    SECTION  4.01    Payment of Securities  . . . . . . . . . . . . . . . . . . . .  16
             4.02    SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . .  16
             4.03    Certificate as to Default  . . . . . . . . . . . . . . . . . .  17

ARTICLE 5    Successors

    SECTION  5.01    When Corporation May Merge, etc.   . . . . . . . . . . . . . .  17

ARTICLE 6    Defaults and Remedies

    SECTION  6.01    Events of Default  . . . . . . . . . . . . . . . . . . . . . .  18
             6.02    Acceleration   . . . . . . . . . . . . . . . . . . . . . . . .  20
             6.03    Other Remedies   . . . . . . . . . . . . . . . . . . . . . . .  21
             6.04    Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . .  21
             6.05    Control by Majority  . . . . . . . . . . . . . . . . . . . . .  21
             6.06    Limitation on Suits  . . . . . . . . . . . . . . . . . . . . .  21
             6.07    Rights of Holders to Receive Payment   . . . . . . . . . . . .  22
             6.08    Collection Suit by Trustee   . . . . . . . . . . . . . . . . .  22
             6.09    Trustee May File Proofs of Claim   . . . . . . . . . . . . . .  22
             6.10    Priorities   . . . . . . . . . . . . . . . . . . . . . . . . .  23
             6.11    Undertaking for Costs  . . . . . . . . . . . . . . . . . . . .  23

ARTICLE 7    Trustee

    SECTION  7.01    Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . .  23
             7.02    Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . .  24
             7.03    Individual Rights of Trustee, etc. . . . . . . . . . . . . . .  25
             7.04    Trustee's Disclaimer   . . . . . . . . . . . . . . . . . . . .  25
             7.05    Notice of Defaults   . . . . . . . . . . . . . . . . . . . . .  25
             7.06    Reports by Trustee to Holders  . . . . . . . . . . . . . . . .  25
             7.07    Compensation and Indemnity   . . . . . . . . . . . . . . . . .  26
             7.08    Replacement of Trustee   . . . . . . . . . . . . . . . . . . .  26

                                      -b-

                                                                                   Page
             7.09    Successor Trustee by Merger, etc.  . . . . . . . . . . . . . .  28
             7.10    Eligibility; Disqualification  . . . . . . . . . . . . . . . .  28
             7.11    Preferential Collection  of Claims Against Corporations  . . .  28

ARTICLE 8    Repayment to Corporation

    SECTION  8.01    Repayment to Corporation   . . . . . . . . . . . . . . . . . .  28

ARTICLE 9    Amendments, Supplements and Waivers

    SECTION  9.01    Without Consent of Holders   . . . . . . . . . . . . . . . . .  28
             9.02    With Consent of Holders  . . . . . . . . . . . . . . . . . . .  29
             9.03    Compliance with Trust Indenture Act  . . . . . . . . . . . . .  30
             9.04    Revocation and Effect of Consents  . . . . . . . . . . . . . .  30
             9.05    Notation on or Exchange of Securities  . . . . . . . . . . . .  30
             9.06    Trustee Protected  . . . . . . . . . . . . . . . . . . . . . .  30


ARTICLE 10   Conversion

    SECTION  10.01   Conversion Privilege   . . . . . . . . . . . . . . . . . . . .  30
             10.02   Conversion Procedure   . . . . . . . . . . . . . . . . . . . .  31
             10.03   Fractional Shares  . . . . . . . . . . . . . . . . . . . . . .  32
             10.04   Taxes on Conversion  . . . . . . . . . . . . . . . . . . . . .  32
             10.05   Corporation to Provide Stock   . . . . . . . . . . . . . . . .  32
             10.06   Adjustment for Change in Capital Stock   . . . . . . . . . . .  33
             10.07   Adjustment for Rights Issue  . . . . . . . . . . . . . . . . .  33
             10.08   Adjustment for Other Distributions   . . . . . . . . . . . . .  34
             10.09   Current Market Price   . . . . . . . . . . . . . . . . . . . .  35

                                      -c-

                                                                                   Page
             10.10   When Adjustment May Be Deferred  . . . . . . . . . . . . . . .  35
             10.11   When No Adjustment Required  . . . . . . . . . . . . . . . . .  35
             10.12   Notice of Adjustment   . . . . . . . . . . . . . . . . . . . .  36
             10.13   Voluntary Reduction  . . . . . . . . . . . . . . . . . . . . .  36
             10.14   Notice of Certain Transactions   . . . . . . . . . . . . . . .  36
             10.15   Reorganization of Corporation  . . . . . . . . . . . . . . . .  37
             10.16   Corporation Determination Final  . . . . . . . . . . . . . . .  37
             10.17   Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . .  37


ARTICLE 11   Subordination

    SECTION  11.01   Agreement to Subordinate   . . . . . . . . . . . . . . . . . .  38
             11.02   Certain Definitions  . . . . . . . . . . . . . . . . . . . . .  38
             11.03   Liquidation; Dissolution; Bankruptcy   . . . . . . . . . . . .  39
             11.04   Default on Senior Debt   . . . . . . . . . . . . . . . . . . .  39
             11.05   Acceleration of Securities   . . . . . . . . . . . . . . . . .  40
             11.06   When Distribution Must Be Paid Over  . . . . . . . . . . . . .  40
             11.07   Notice by Corporation  . . . . . . . . . . . . . . . . . . . .  40
             11.08   Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . .  40
             11.09   Relative Rights  . . . . . . . . . . . . . . . . . . . . . . .  40
             11.10   Subordination May Not Be Impaired by Corporation   . . . . . .  41
             11.11   Distribution or Notice to Representative   . . . . . . . . . .  41
             11.12   Rights of Trustee and Paying Agent   . . . . . . . . . . . . .  41


ARTICLE 12   Miscellaneous

    SECTION  12.01   Trust Indenture Act Controls   . . . . . . . . . . . . . . . .  42
             12.02   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
             12.03   Communications by Holders with Other Holders   . . . . . . . .  43
             12.04   Certificate and Opinion as to Conditions Precedent   . . . . .  43
             12.05   Statements Required in Certificate or Opinion  . . . . . . . .  44

                                      -d-

                                                                                   Page
             12.06   Rules by Trustee, Paying Agent, Registrar  . . . . . . . . . .  44
             12.07   Legal Holidays   . . . . . . . . . . . . . . . . . . . . . . .  44
             12.08   No Recourse Against Others   . . . . . . . . . . . . . . . . .  44
             12.09   Duplicate Originals  . . . . . . . . . . . . . . . . . . . . .  45
             12.10   Variable Provisions  . . . . . . . . . . . . . . . . . . . . .  45
             12.11   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . .  46

             Signatures
             Exhibit A -- Form of Registered Security
             Exhibit B -- Form of Bearer Security
             Exhibit C -- Form of Coupon
             Exhibit D -- Form of Global Debenture
             Exhibit E -- Form of Certificate of Non-U.S. Ownership
             Exhibit F -- Form of Investment Letter
             Exhibit G -- Form of Certificate of U.S. Institutional
                          Investor
             Exhibit H-1 -- Form of Clearance System Certificate
             Exhibit H-2 -- Form of Clearance System Certificate
             Exhibit H-3 -- Form of Clearance System Certificate



                                      -e-

                 INDENTURE dated as of April 29, 1987, between ATARI CORPORATION, a Nevada corporation (the "Corporation"), and SECURITY PACIFIC NATIONAL BANK, as trustee (the "Trustee").

                 Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Corporation's 5-1/4% Convertible Subordinated Debentures Due 2002 (the "Securities"):


                                   ARTICLE 1

                   Definitions and Incorporation by Reference

                 SECTION 1.01. Definitions.

                 "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation.

                 "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

                 "Authorized Newspaper" means a newspaper of general circulation in the place of publication, printed in the official language of the country of publication and customarily published on each Business Day, whether or not published on Legal Holidays. Whenever successive weekly publications in an Authorized Newspaper are authorized or required by this Indenture, they may be made (unless otherwise expressly provided) on the same or different days of the week and in the same or different Authorized Newspapers.

                 "Bearer Security" means any Security except a Registered Security.

                 "Board of Directors" means the Board of Directors of the Corporation or the Executive Committee of the Board.

                 "CEDEL" means Centrale de Livraisons de Valeurs Mobilieres,
S.A.

                 "Clearance Systems" means Euro-Clear and CEDEL.

                 "Common Depository" means Morgan Guaranty Trust Company of New York, London Office, as common depositary for Euro-Clear and CEDEL.

                 "Corporation" means the party named as such in this Indenture until a successor replaces it and after that means the successor.

                 "Coupon" means a Coupon in the form of Exhibit C.

                 "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                 "definitive Securities" means Registered Securities in the form of Exhibit A and Bearer Securities in the form of Exhibit B.

                 "Dollar", "dollar", or "$" means a dollar in the currency of the United States as at the time shall be legal tender for the payment of public and private debts.

                 "Euro-Clear" means the Euro-Clear System.

                 "Exchange Date" means the date which is the later of 90 days after the distribution of the Securities has been completed, as determined by PaineWebber International Capital Inc, and the effectiveness of registration of the Debentures for resale under the United States Securities Act of 1933 (the "Securities Act"); provided, however, that if the Company shall furnish the Trustee with an Opinion of Counsel that registration of the Debentures for resale under the Securities Act is not necessary for distribution of the Securities to comply with the requirements of the Securities Act, the Exchange Date shall be the later of the date 90 days after the distribution of the Securities has been completed, as determined by PaineWebber International Capital Inc., and the date of receipt of such Opinion of Counsel by the Trustee.

                 "Global Security" means a temporary Global Security in bearer form without interest coupons, portions of which may be converted, as provided in Section 2.10, for Securities of such series in definitive form.

                 "Holder" or "Securityholder" means a person in whose name a Registered Security is registered on the Registrar's books and the bearer of a Bearer Security.

                 "Indenture" means this Indenture as amended from time to time.

                 "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the President, the

Treasurer or a Vice President of the Corporation.  See Sections 12.04 and
12.05.

                 "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Corporation or the Trustee. See Sections 12.04 and 12.05.

                 "principal" of a debt security means the principal of the security plus the premium, if any, on the security.

                 "Registered Holder" means the person in whose name a Registered Security is registered on the Registrar's books.

                 "Registered Security"' means any Security registered on the Registrar's books as to the principal and interest, if any.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities" means the Securities described above issued under this Indenture, including both Bearer Securities and Registered Securities.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sec. 77aaa-77bbbb) as in effect on the date of this Indenture.

                 "Trustee" means the party named as such above until a successor replaces it and after that means the successor.

                 "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                 "U.S. Institutional Investors" means certain United States institutional investors to whom sales can be made exempt from the registration requirements of the United States Securities Act of 1933.

                 SECTION 1.02.      Other Definitions.

                                                             Defined in
           Term                                                Section
           "Bankruptcy Law"                                     6.01
           "Common Stock"                                      10.01
           "Conversion Agent"                                   2.03
           "Custodian"                                          6.01
           "Event of Default"                                   6.01
           "Legal Holiday"                                     12.07
           "Officer"                                           12.10
           "Paying Agent"                                       2.03
           "Quoted Price"                                      12.10
           "Registrar"                                          2.03
           "Representative"                                    11.02
           "Senior Debt"                                       11.02
           "U.S. Government Obligations"                        8.01

                 SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "indenture securities" means the Securities.

                 "indenture security holder" means a Securityholder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the indenture securities means the Corporation.

                 All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them.

                 SECTION 1.04. Rules of Construction. Unless the context otherwise requires,

                          (1)     a term has the meaning assigned to it,

                          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles,

                          (3)     "or" is not exclusive,

                          (4) words in the singular include the plural, and in the plural include the singular, and

                          (5) provisions apply to successive events and transactions.

                                   ARTICLE 2

                                 The Securities

                 SECTION 2.01. Form and Dating. The Registered Securities will be substantially in the form of Exhibit A and the Bearer Securities and the coupons will be substantially in the form of Exhibit B and Exhibit C, respectively, all of which are part of this Indenture. The Securities and the coupons may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Registered Security will be dated the date of its authentication. Each Bearer Security and the Global Security will be dated as of the date of this Indenture.

                 SECTION 2.02. Execution and Authentication. An Officer will sign the Securities and the coupons for the Corporation by manual or facsimile signature. The Corporation's seal will be impressed, affixed, imprinted or reproduced on the Securities and the coupons.

                 If an Officer whose signature is on a Security or a coupon no longer holds that office at the time the Trustee authenticates the Security or the coupon, the Security or the coupon will nevertheless be valid.

                 A Security will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Security has been authenticated under this Indenture.

                 The Trustee will authenticate Securities for original issue up to the total principal amount of U.S. $75,000,000 on a written order of the Corporation signed by two Officers. The total principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07 (Replacement Securities).

               The Trustee may appoint an authenticating agent acceptable to the Corporation to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Agent. An authenticating agent has the same rights as an Agent to deal with the Corporation or an Affiliate.

               SECTION 2.03. Registrar, Paying Agent and Conversion Agent. The Corporation shall maintain an office or agency where Registered Securities may be presented for registration of transfer or for exchange ("Registrar" and "Transfer Agent"), an office or agency where Securities and coupons may be presented for payment ("Paying Agent") and an office where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Registered Securities and of their transfer and exchange. The Corporation may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "Paying Agent" includes any additional paying agent, and the term "Conversion Agent" includes any additional conversion agent. Initially, the Trustee with its corporate trust office at 127 John Street, New York, New York 10038, will act as Registrar and Transfer, Paying and Conversion Agent; Credit Suisse (France), 92, Avenue des Champs-Elysees, F-75008, Paris, France, and Credit Suisse (Luxembourg) SA, 23, Avenue Monterey, B.P. 40, Luxembourg, Grand Duchy of Luxembourg, will act as Transfer, Paying and Conversion Agents; Schweizerische Kreditanstalt (Deutschland) AG, P.O. Box 100529, D-6000 Frankfurt a/M 1, Federal Republic of Germany, and Credit Suisse, 24, Bishopsgate, London EC2N 4BQ, Great Britain, will act as Paying and Conversion Agents; and Credit Suisse, P.O. Box 590, CH-8021, Zurich, Switzerland will act as Paying Agent. The Corporation reserves the right to vary or terminate the appointment of the Registrar or any Transfer, Paying or Conversion Agent, or to appoint additional or other Registrars or Transfer, Paying or Conversion Agents, or to approve any change in the office through which the Registrar or any such agent acts, provided that there will at all times be a Transfer Agent or Registrar, and, with respect to the Registered Securities, a Paying Agent and Conversion Agent in New York, New York and, with respect to Bearer Securities and coupons, a Paying Agent and Conversion Agent in a European city which, so long as the Securities are listed on the Luxembourg Stock Exchange and so long as the Luxembourg Stock Exchange so requires, shall be Luxembourg. If the Corporation fails to maintain a Registrar, Paying Agent or Conversion Agent within the United States, the Trustee will act as such. Except as otherwise provided in paragraph 2 of the Bearer Securities, Bearer Securities may only be paid or converted at offices outside the United States.

               SECTION 2.04. Paying Agent to Hold Money in Trust. The Corporation will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and the coupons and will notify the Trustee of any default by the Corporation in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Corporation acts as Paying Agent, it will segregate and hold as a separate trust fund all money held by it as Paying Agent. The Corporation at any time may require a Paying Agent to pay all money held by it to the Trustee. On payment over to the Trustee, the Paying Agent will have no further liability for the money.

               SECTION 2.05. Securityholder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Registered Securityholders. If the Trustee is not the Registrar, the Corporation will furnish to the Trustee within two business days after each record date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Registered Securityholders.

               SECTION 2.06. Transfer and Exchange. Where Registered Securities are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Registered Securities of other denominations, the Registrar will register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Trustee will authenticate Registered Securities at the Registrar's request.

               Subject to the provisions of this Section 2.06 and such reasonable regulations as the Trustee, the Registrar and the Corporation may prescribe, a Bearer Security or Bearer Securities may, at the option of the Holder, be exchanged at any time for a Registered Security or Registered Securities. The Corporation initially appoints the Transfer Agents (but not the Registrar), with their offices in Paris, France, and Luxembourg, Grand Duchy of Luxembourg as its agents to effect such exchanges and may appoint other Transfer Agents pursuant to Section 2.03. Any Bearer Security surrendered for exchange shall be accompanied by all unmatured coupons and all matured coupons in default and the Holder of the Registered Security or Registered Securities issued in exchange for any Bearer Security will be entitled to any such defaulted interest, provided that any Bearer Security so surrendered between the close of business on a Record Date for any payment of interest and the date on which such interest is to be paid need not have attached the coupon with respect to which such interest payment is to be made. If the Holder is unable to produce any such coupon, the surrender of any such coupon or coupons may be waived by the Corporation and the Trustee, if there be furnished to them, in the case of a matured coupon, a cash payment to the Corporation equal to the amount of interest on presentation, and in the case of an unmatured coupon, such security or indemnity as the Corporation and the Trustee may require to save each of them and any agent of each of them and any Paying Agent harmless. If thereafter, the Holder of such Security shall surrender to any Paying Agent outside the United States any such missing coupon, the amount of interest paid on the missing coupon shall be repaid to the Holder.

               The exchange of Bearer Securities for Registered Securities shall be subject to the provisions of United States income tax laws and regulations in effect at the time of such exchange, and the Registrar shall not make such exchange if it has received written notice from the Corporation that as a result of such exchange the Corporation would suffer adverse consequences under United States tax laws or be required to pay any additional amounts with respect to the Securities.

               Registered Securities may not be exchanged for Bearer
Securities.

               In the event of a redemption in part, the Company will not be required (i) to register the transfer of or exchange Registered Securities or to exchange Bearer Securities for Registered Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of Securities called for such redemption; (ii) to register the transfer of or exchange any Registered Security, or portion thereof, called for redemption; or (iii) to exchange any Bearer Security called for redemption, provided, however, that a Bearer Security called for redemption may be exchanged for a Registered Security which is simultaneously surrendered to the Registrar or Transfer Agent making such exchange with written instruction for payment consistent with the provisions of Paragraph 2 of the Registered Securities.

               Subject to the foregoing, whenever one or more Bearer Securities or Registered Securities shall be surrendered at the office of the Registrar or Transfer Agent for exchange for one or more Registered Securities, together with an executed instrument of assignment and transfer and a written request for the exchange, the Trustee shall authenticate and deliver or cause to be delivered a Registered Security or Registered Securities in a like aggregate principal amount and in such authorized denomination or denominations as may be requested, at such office of the Registrar or Transfer Agent or by mail (at the request, risk and expense of the Holder) to the address reflected in the books maintained by the Registrar for such purpose. No Bearer Security will be mailed to an address located in the United States. The Corporation may charge a reasonable fee for any registration of transfer or exchange but not for any exchange pursuant to Section 2.10 (Temporary Global Security; Exchange, Conversion or Redemption of Temporary Global Security), 3.06 (Securities Redeemed in Part), 9.05 (Notation on or Exchange of Securities) or 10.02 (Conversion Procedure).

               SECTION 2.07. Replacement Securities. If any Security is mutilated, defaced, destroyed, lost or stolen, and in the absence of notice to the Trustee that such Security has been acquired by a bona fide purchaser, the Trustee, if the Trustee's requirements are met, is authorized to authenticate and deliver a new Security of like principal amount with, in the case of a Bearer Security, coupons corresponding to the coupons, if any, appertaining to the mutilated, defaced, destroyed, lost or stolen Bearer Security. If a coupon is mutilated, defaced, destroyed, lost or stolen, the Trustee is authorized to authenticate and deliver a new Bearer Security in substitution for, and upon surrender of, the Bearer Security with respect to which the coupons have become so mutilated, defaced, destroyed, lost or stolen (with coupons corresponding to the coupons on such Bearer Security including those which were mutilated, defaced, destroyed, lost or stolen). In each such case the applicant for a substitute Security or coupon shall furnish such evidence of destruction, loss or theft and such security and indemnity as the Corporation and the Trustee, the Paying Agent, the Transfer Agent or the Registrar may require to save each of them and any agent of each of them and any Paying Agent harmless, including, if required by the Trustee or the Corporation, an indemnity bond sufficient in the judgment of both to protect the Corporation, the Trustee, any Paying or Transfer Agent or any authenticating agent from any loss that any of them may suffer if a Security is replaced. Mutilated Securities and coupons must be surrendered before new ones will be issued. In case any Security or any coupon shall become mutilated, defaced, destroyed, lost or stolen, the Corporation may pay or authorize payment of the same (in the case of a Bearer Security or coupon, only outside the United States, except as otherwise provided in paragraph 2 of the Bearer Securities) without issuing a substitute Security. The Corporation may charge for its expenses in replacing a Security.

               Every replacement Security is an additional obligation of the Company.

               SECTION 2.08. Outstanding Securities. The Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding.

               If a Security is replaced pursuant to the foregoing Section, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

               If Securities are considered paid under Section 4.01 (Payment of Securities), they cease to be outstanding and interest on them ceases to accrue.

               A Security does not cease to be outstanding because the Corporation or an Affiliate holds the Security.

               SECTION 2.09. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only

Securities which the Trustee knows are so owned shall be so disregarded.

               SECTION 2.10. Temporary Global Security; Exchange, Conversion or Redemption of Temporary Global Security. The Securities shall initially be represented by the Global Security in substantially the form of Exhibit D, without coupons, which the Trustee shall, upon written order of the Corporation, authenticate and deposit with the Common Depositary outside the United States for the respective accounts of Euro-Clear, and CEDEL for credit, directly or through Euro-Clear or CEDEL, as the case may be, to the respective accounts of the beneficial owners of the Securities.

               Not before the Exchange Date, the Global Security shall be surrendered outside the United States by the Common Depositary to the Trustee and the Global Security shall become exchangeable outside the United States, subject to the conditions below, by the beneficial owners of interests in the Global Security for definitive Securities in substantially the form of Exhibits A and B in an amount equal to the aggregate principal amount of the Global Security. PaineWebber International Capital Inc. shall provide written notice of such completion of distribution and effectiveness of registration to the Trustee, with copies to the Corporation, the Paying Agent, the Registrar, the Common Depositary and the Clearance Systems. On a date not later than three business days prior to the Exchange Date, the Corporation shall deliver the definitive Securities to the Trustee for issuance upon exchange of the Global Security. The Global Security shall, however, be exchangeable for definitive Securities, upon reasonable notice, as soon as practicable after the date of issuance of the Securities, but only for Registered Securities for the account of beneficial owners who are United States Institutional Investors. Such exchange shall be made free of charge by the Corporation to the holders and beneficial owners of the Securities, except that any person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such person does not receive such definitive Securities at the office of one of the Clearance Systems or the Registrar.

               A beneficial owner of Securities desiring to exchange its beneficial interest in the Global Security for Bearer Securities shall instruct one of the Clearance Systems to request such exchange on its behalf, but shall be entitled to receive Bearer Securities only after it shall have delivered or caused to be delivered to such Clearance System a certificate of non-U.S. ownership substantially in the form of Exhibit E. A beneficial owner of Securities desiring to exchange its beneficial interest in the Global Security for Registered Securities shall instruct one of the Clearance Systems to request such exchange on its behalf, but shall be entitled to receive Registered Securities only (i) if it shall have delivered or caused to be delivered to one of the Clearance Systems a certificate of non-U.S. ownership as described above or (ii) if such beneficial owner is a U.S. Institutional Investor and shall have delivered to the Representative a letter (addressed to PaineWebber International Capital Inc. and the Corporation) substantially in the form of Exhibit F and there shall have been delivered to one of the Clearance Systems a certificate stating that the beneficial owner is a U.S. Institutional Investor substantially in the form of Exhibit G.

               Three business days prior to the Exchange Date (or the exchange of Securities by a U.S. Institutional Investor), the Corporation shall execute and deliver to the Trustee definitive Securities for authentication and delivery by it. If, however, Securities shall have been called for redemption prior to the Exchange Date (or the exchange of Securities by a U.S. Institutional Investor), then the Corporation shall not be required to deliver definitive Securities representing the Securities so called for redemption. On or after the Exchange Date (or the exchange of Securities by a U.S. Institutional Investor), unless the Securities shall have been called for redemption on or before such date, the Trustee shall, upon the request of a Clearance System, acting on behalf of beneficial owners of such Securities, authenticate and deliver to such Clearance System, for the accounts of such beneficial owners, in exchange for the portion of the Global Security beneficially owned by such owners, definitive Securities in an aggregate principal amount equal to the aggregate principal amount of the Securities beneficially owned by such owners. Delivery of the Bearer Securities shall be made at the office of the Transfer Agent in London, Great Britain, and Luxembourg, Grand Duchy of Luxembourg, and delivery of the Registered Securities shall be made at the corporate trust office of the Registrar in New York, New York. The Trustee shall so deliver the definitive Securities only if such request is accompanied by the delivery by such Clearance System, acting on behalf of such beneficial owners, to the Trustee and the Transfer Agents at their offices in London, Great Britain, and Luxembourg, Grand Duchy of Luxembourg, of a certificate, dated no earlier than the Exchange Date (or the date of issuance of the Securities with respect to Registered Securities for the account of U.S. Institutional Investors), substantially in the form of Exhibit H-1 or H-2, a copy of which shall be delivered by the Transfer Agent to the Corporation.

               The delivery to the Transfer Agent by a Clearance System of any certificate referred to above may be relied upon by the Corporation, the Trustee and the Registrar as conclusive evidence that the corresponding certificates of non-U.S. ownership or certificates of U.S. Institutional Investors have been delivered to such Clearance System.

               Upon any exchange of a part of the Global Security for definitive Securities, the Global Security shall be endorsed by the Trustee to reflect the reduction of its principal amount. Until exchanged in full for definitive Securities, the Global Security shall in all respects be entitled to the same benefits under this Indenture as authenticated and delivered definitive Securities, provided that neither the holder nor the beneficial owners of any part of the Global Security shall (i) be entitled to receive payment of the principal or interest except in the case of a redemption prior to the Exchange Date (or the exchange by a U.S. Institutional Investor) and except that if any interest payment date occurs before the Exchange Date, the interest payment due on such date may be made upon certification of non-U.S. ownership substantially in the form of Exhibits E and H-3 (with appropriate modification) with respect to the relevant Securities, or (ii) be entitled to convert such interest in the Global Security into Common Stock, as defined in
Section 10.01, until such interest in the Global Security is exchanged for definitive Securities.

               SECTION 2.11. Cancelation. The Corporation at any time may deliver Securities and coupons to the Trustee for cancelation. The Registrar and Transfer, Paying and Conversion Agents will forward to the Trustee any Securities and coupons surrendered to them for registration of transfer, exchange or payment. The Trustee will cancel all Securities and coupons surrendered for registration of transfer, exchange, payment, conversion or cancelation and will dispose of canceled Securities and coupons as the Corporation directs. The Corporation may not issue new Securities and coupons to replace Securities and coupons it has paid or delivered to the Trustee for cancelation or that any Securityholder has converted pursuant to this Indenture.

               SECTION 2.12. Defaulted Interest. If the Corporation defaults in a payment of interest on any Securities, it will pay the defaulted interest in any lawful manner. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Registered Securityholders on a subsequent special record date. The Corporation will fix the special record date and payment date. At least 15 days before the special record date, the Corporation will mail to Registered Securityholders a notice that states the special record date, the payment date, and the amount of defaulted interest to be paid.

               SECTION 2.13. Title. Title to the temporary Global Security, the Bearer Securities and the coupons will pass by delivery. The Corporation, the Trustee, the Registrar, any transfer agent, any paying agent and any conversion agent may treat the holder of any Bearer Security and the holder of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such Security or coupon shall be overdue and notwithstanding any notice of ownership or writing thereon, or any notice of previous loss or theft or other interest therein) for the purpose of making payment and for all other purposes.

                                   ARTICLE 3

                                   Redemption

               SECTION 3.01. Notices to Trustee. If the Corporation wants to redeem Securities pursuant to paragraph 5 (Optional Redemption) of the Securities, it will notify the Trustee of the redemption date and the principal amount of Securities to be redeemed.

               The Corporation will give the notice provided for in this Section at least 65 days before the redemption date.

               SECTION 3.02. Selection of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the Trustee will select the Securities to be redeemed pro rata or by lot. The Trustee will make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have a denomination larger than $5,000. Securities and portions of them it selects will be in amounts of $5,000 or an integral multiple of $5,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

               SECTION 3.03. Notice of Redemption. In the case of a partial redemption, notice will be given twice, the first such notice to be given not more than 75 nor less than 60 days prior to the date fixed for redemption and the second such notice to be given at least 30 days thereafter but not less than 30 days prior to the date fixed for redemption. In the case of a full redemption, notice shall be given at least 30, but not more than 60 days prior to the date fixed for redemption.

           The notice will identify the Securities to be redeemed and will state

                 (1)      the redemption date,

                 (2)      the redemption price,

                 (3)      the conversion price,

                 (4) the name and address of the Paying Agent and the Conversion Agent (which, in the case of Bearer Securities, shall be outside the United States, except as provided in paragraph 2 of Bearer Securities),

                 (5) that payment for Bearer Securities will only be made upon presentation and surrender of the Bearer Security, together with any coupons appertaining thereto maturing subsequent to the redemption date,

                 (6) that Securities called for redemption may be converted at any time before the close of business on the redemption date,

                 (7) that Holders who want to convert the Securities must satisfy the requirements in paragraph 8 of the Securities,

                 (8) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price,

                 (9) that interest on Securities called for redemption ceases to accrue on and after the redemption date, and

                (10) if less than the full principal amount of Securities outstanding is to be redeemed, the portion of Securities to be redeemed and the aggregate principal amount of Securities to remain outstanding after the redemption and such other information as may be required pursuant to paragraph 5 of the Securities.

               At the Corporation's request, the Trustee will give the notice of redemption in the Corporation's name and at its expense.

               SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is given in accordance with Section 12.02, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice.

               SECTION 3.05. Deposit of Redemption Price. Before the redemption date, the Corporation will deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Paying Agent will return to the Corporation any money not required for that purpose because of conversion of Securities.

               SECTION 3.06. Securities Redeemed in Part. On surrender of a Security that is redeemed in part, the Trustee will authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE 4

                                   Covenants

               SECTION 4.01. Payment of Securities. The Corporation will pay the principal of and interest on the Securities and the coupons on the dates and in the manner provided in the Securities and the coupons. Principal and interest will be considered paid on the date due if the Paying Agent holds on that date money sufficient to pay all principal and interest then due.

               The Corporation will pay interest on overdue principal at the rate borne by the Securities, and it will pay interest on overdue installments of interest and coupons at the same rate to the extent lawful.

               SECTION 4.02. SEC Reports. The Corporation will file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Corporation is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Corporation also will comply with the other provisions of TIA Sec. 314(a).

               SECTION 4.03. Certificate as to Defaults. The Corporation will deliver to the Trustee within 120 days after the end of each fiscal year of the Corporation an officers' Certificate stating whether or not the signers know of any Default that occurred during the fiscal year. If they do know of such a default, the certificate will describe the Default and its status. The certificate need not comply with Section 12.05. See Section 12.10.

                                   ARTICLE 5

                                   Successors

               SECTION 5.01. When Corporation May Merge, etc. The Corporation will not consolidate or merge into, or transfer or lease all or substantially all of its assets to, any other entity unless

                          (1) the other entity assumes by supplemental indenture all the obligations of the Corporation under the Securities, the coupons and this Indenture, except that it need not assume the obligations of the Corporation as to conversion of Securities if pursuant to Section 10.15 (Reorganization of Corporation) the Corporation or another person enters into a supplemental indenture obligating it to deliver securities, cash or other assets on conversion of Securities,

                          (2) immediately after the transaction no Default exists, and

                          (3) the Corporation delivers to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or transfer or lease and such supplemental indenture comply with this Indenture.

                          (4) immediately after such consolidation, merger, transfer or lease, the Securities will not be subject to United States Federal estate tax as a result thereof if held by a person who at the time of death is not a citizen or resident of the United States of America unless the successor Corporation shall have agreed, by supplemental agreement, to indemnify the persons liable therefor for the amount of United States Federal estate tax attributable to and payable in respect of any Securities includable in the gross estate of the person who at the time of death is not a citizen or resident of the United States of America. The amount of any such estate tax attributable to any Securities for purposes of this paragraph (4) shall be calculated in accordance with the provisions of the Internal Revenue Code of 1986 and any successor thereto.

                 The surviving, transferee or lessee entity will be the successor Corporation, and the obligations of the predecessor Corporation in the case of a transfer or lease will be terminated.


                                   ARTICLE 6

                             Defaults and Remedies

               SECTION 6.01. Events of Default.  An "Event of Default" occurs if

                          (1) the Corporation defaults in the payment of interest on any Security when the interest becomes due and payable and the default continues for 30 days,

                          (2) the Corporation defaults in the payment of the principal of any Security when the principal becomes due and payable at maturity, upon redemption or otherwise,

                          (3) the Corporation fails to comply with any of its other agreements in the Securities or this Indenture and the Default continues for the period and after the notice specified below in this Section,

                          (4) the Corporation pursuant to or within the meaning of any Bankruptcy Law,

                                  (A)      commences a voluntary case,

                                  (B)      consents to the entry of an order
                          for relief against it in an involuntary case,

                                  (C)      consents to the appointment of a
                          Custodian of it or for any substantial part of its property, or

                                  (D)      makes a general assignment for the
                          benefit of its creditors or

                          (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that

                                  (A)      is for relief against the
                          Corporation in an involuntary case,

                                  (B)      appoints a Custodian of the
                          Corporation or for any substantial part of its property or

                                  (C) orders the winding up or liquidation of the Corporation,

                 and the order or decree remains unstayed and in effect for 60 days, or

                          (6) an event of default as defined in any mortgage, indenture or instrument, under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money of the Corporation or any subsidiary (other than non-recourse indebtedness), whether such indebtedness now exists or shall be created after the date of this Indenture, shall happen and shall result in such indebtedness in excess of an aggregate of $5,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and within 30 days after there has been given, by registered or certified mail to the Corporation by the Trustee or to the Corporation and the Trustee by the Holders of at least 25% in principal amount of the then outstanding Securities, a written notice specifying such event of default and requiring the Corporation to cause such acceleration to be rescinded or annulled, such acceleration shall not have been rescinded or annulled; if, however, such event of default and such acceleration under such mortgage, indenture or instrument shall be remedied or cured whether by payment or otherwise by the Corporation, or waived by the holders of such indebtedness, prior to acceleration of the maturity of the Securities, then the Event of Default under this Indenture by reason of such acceleration shall be deemed likewise to have been remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders of the Securities; the Trustee shall not be charged with knowledge of any such event of default unless either (i) the Trustee shall have actual knowledge of such default or (ii) written notice of such event of default shall have been given to the Trustee by the Corporation, by the holder or an agent of the holder of any such indebtedness, by the Trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in aggregate principal amount of outstanding Securities.

                 The term "Bankruptcy Law" means Title 11, United States Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                 A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Corporation of the default and the Corporation does not cure the default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

                 SECTION 6.02. Acceleration. If an Event of Default occurs and is continuing, the Trustee by notice to the Corporation or the Holders of at least 25% in principal amount of the Securities by notice to the Corporation and the Trustee may declare the principal of and accrued interest on all the Securities to be due and payable. Upon a declaration the principal and interest will be due and payable immediately. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if all existing

Events of Default have been cured or waived (except nonpayment of principal or interest that has become due solely because of the acceleration) and if the rescission would not conflict with any judgment or decree.

                 SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                 The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing on an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All available remedies are cumulative to the extent permitted by law.

                 SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except a default in the payment of the principal or interest on any Securities or a Default under Article 10.

                 SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability.

                 SECTION 6.06. Limitation on Suits. A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if

                         (1) the Holder gives to the Trustee notice of a continuing Event of Default,

                         (2) the Holders of at least 25% in principal amount of the Securities make a request to the Trustee to pursue the remedy,

                                  (3)      such Holder or Holders offer to the
                 Trustee indemnity satisfactory to the Trustee against any loss, liability or expense,

                                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity and

                                  (5)      no direction inconsistent with such
                 written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities.

                 A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over the other Securityholder.

                 SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and interest on the Security and the coupons on or after the respective due dates expressed in the Security and the coupons, or to bring suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of the Holder.

                 Notwithstanding any other provision of this Indenture, the right of any holder of a Security to bring suit for the enforcement of the right to convert the Security will not be impaired or affected without the consent of the Holder.

                 SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(l) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Corporation for the whole amount of principal and interest remaining unpaid.

                 SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Corporation, its creditors or its property.

                 SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it will pay out the money in the following order:

                 First:   to the Trustee for amounts due under Section 7.07
(Compensation and Indemnity).

                 Second:  to holders of Senior Debt to the extent required by
 Article 11.

                 Third:   to Securityholders for amounts due and unpaid on the
Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively.

                 Fourth: to the Corporation.

                 The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section.

                 SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 (Rights of Holders to Receive Payment) or a suit by Holders of more than 10% in principal amount of the Securities.

                                   ARTICLE 7

                                    Trustee

                 SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee will exercise its rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                          (b) Except during the continuance of an Event of Default,

                          (1) the Trustee need perform only those duties that
                 are specifically set forth in this Indenture and no others, and

                          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, on certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                          (c)     The Trustee may not be relieved from
                 liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

                          (1) this paragraph does not limit the effect of paragraph (b) of this Section,

                          (2) the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

                          (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section
                 6.05 (Control by Majority).

                          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                          (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree with the Corporation. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                 SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or opinion.

                 (c) The Trustee may act through non-employee agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

                 SECTION 7.03. Individual Rights of Trustee, etc. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Corporation or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 (Eligibility; Disqualification) and 7.11 (Preferential Collection of Claims Against Corporations).

                 SECTION 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it will not be accountable for the Corporation's use of the proceeds from the Securities, and it will not be responsible for any statement in the Securities other than its certificate of authentication.

                 SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee will give Securityholders notice in accordance with Section 12.02 of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of such Securityholders.

                 SECTION 7.06. Reports by Trustee to Holders. Within 60 days after the reporting date stated in Section 12.10, the Trustee will give to each Securityholder in accordance with Section 12.02 a brief report dated as of such reporting date that complies with TIA Sec. 313(a). The Trustee also will comply with TIA Sec. 313(b)(2).

                 A copy of each report at the time of its mailing to Registered Securityholders will be filed with the SEC and each stock exchange on which the Securities are listed. The Corporation will notify the Trustee when the Securities are listed on any stock exchange.

                 SECTION 7.07. Compensation and Indemnity. The Corporation will pay to the Trustee from time to time reasonable fees for its services. The Corporation will reimburse the Trustee on request for all reasonable out-of-pocket expenses incurred by it. Such expenses will include the reasonable fees and expenses of the Trustee's agents and counsel.

                 The Corporation will indemnify the Trustee against any loss or liability incurred by it in connection with the administration of this Indenture and its duties under it. The Trustee will notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Corporation will pay the reasonable fees and expenses of such counsel. The Corporation need not pay for any settlement made without its consent. The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

                 To secure the Corporation's payment obligations in this Section, the Trustee will have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                 SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only on the successor Trustee's acceptance of appointment as provided in this Section.

                 The Trustee may resign by so notifying the Corporation. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the removed Trustee and the Corporation. The Corporation may remove the Trustee if

                 (1) the Trustee fails to comply with Section 7.10 (Eligibility; Disqualification),

                 (2)      the Trustee is adjudged a bankrupt or an insolvent,

                 (3) a receiver or other public officer takes charge of the Trustee or its property or

                 (4)      the Trustee otherwise becomes incapable of acting.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of trustee for any reason, the Corporation shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Corporation.

                 A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Corporation. Immediately after that, the retiring Trustee will transfer all property held by it as Trustee, the resignation or removal of the retiring Trustee will then become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee will give notice of its succession to the Holders of the Securities in accordance with the provisions of Section 12.02.

                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Corporation or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 If the Trustee fails to comply with Section 7.10 (Eligibility, Disqualification), any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 SECTION 7.09. Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into or transfers all or substantially all its corporate trust assets to another corporation, the successor corporation without any further act will be the successor Trustee.

                 SECTION 7.10. Eligibility; Disqualification. This Indenture will always have a Trustee that satisfies the requirements of TIA Section 310(a)(1). Such Trustee must have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition. Such Trustee will comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9).

                 SECTION 7.11. Preferential Collection of Claims Against Corporations. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed is subject to TIA Section 311(a) to the extent indicated.


                                   ARTICLE 8

                            Repayment to Corporation

                 SECTION 8.01. Repayment to Corporation. The Trustee and the Paying Agent will promptly pay or deliver to the Corporation on request any excess money or securities held by them at any time. The Trustee and the Paying Agent will pay to the Corporation on request any money held by them for the payment of principal or interest that remains unclaimed for two years. Securityholders entitled to the money must look to the Corporation for payment as general creditors unless an applicable abandoned property law designates another person.


                                   ARTICLE 9

                      Amendments, Supplements and Waivers

                 SECTION 9.01. Without Consent of Holders. The Corporation and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder

                 (1)      to cure any ambiguity, defect or inconsistency,

                 (2) to comply with Section 5.01 (When Corporation may merge, etc.),

                 (3) to provide for uncertificated Registered Securities in addition to or in place of certificated Registered Securities, or

                 (4) to make any change that does not adversely affect the rights of any Securityholder.

                 SECTION 9.02. With Consent of Holders. The Corporation and the Trustee may amend this Indenture or the Securities or coupons with the written consent of the Holders of at least 66-2/3% in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment under this Section may not

                 (1) reduce the amount of Securities whose Holders must consent to an amendment,

                 (2) reduce the rate of or change the time for payment of interest on any Registered Security or coupon,

                 (3) reduce the principal of or extend the fixed maturity of any Security,

                 (4) make any Security or interest payable in money other than that stated in the Security or coupon,

                 (5) make any change that adversely affects the right to convert any Security,

                 (6) make any change in Section 6.04 (Waiver of Past Defaults), 6.07 (Rights of Holders to Receive Payment) or this sentence,

                 (7) make any change in Article 11 that adversely affects the rights of any Securityholders,

                 (8) make any change to the right of the Securityholder to receive additional amounts as provided in paragraph 7 of the Securities (except as otherwise permitted in this Indenture or the Securities), or

                 (9) modify the obligation of the Corporation to maintain offices or agencies in New York, New York and in a city outside of the United States.

                 An amendment under this Section may not make any change that adversely affects the rights under Article 11 of any holder of an issue of Senior Debt unless the holders of the issue pursuant to its terms consent to the change.

                 After an amendment under this Section becomes effective, the Company will publish in an Authorized Newspaper and mail to Registered Securityholders a notice briefly describing the amendment.

                 SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities will be set forth in a supplemental indenture that complies with the TIA as then in effect.

                 SECTION 9.04. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of that Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

                 SECTION 9.05. Notation on or Exchange of Securities. The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Corporation in exchange for all Securities may issue and the Trustee will authenticate new Securities that reflect the amendment or waiver.

                 SECTION 9.06. Trustee Protected. The Trustee need not sign any supplemental indenture that adversely affects its rights.

                                   ARTICLE 10

                                   Conversion

                 SECTION 10.01. Conversion Privilege. A Holder of a Security may convert it into Common Stock at any time during the period stated in paragraph 8 of the Securities. The number of shares issuable upon conversion of a Security is determined as follows: Divide the principal amount to be converted by the conversion price in effect on the conversion date. Round the result to the nearest 1/100th of a share.

                 The initial conversion price is stated in paragraph 8 of the Securities. The conversion price is subject to adjustment.

                 A Holder may convert a portion of a Registered Security if the portion is U.S. $5000 or a whole multiple of U.S. $5000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

                 "Common Stock" means Common Stock of the Corporation as it exists on the date of this Indenture as originally signed.

                 SECTION 10.02. Conversion Procedure. To convert a Security a Holder must satisfy the requirements in paragraph 8 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date. As soon as practical, the Corporation will deliver through the Conversion Agent a certificate for the number of full shares of Common Stock issuable upon the conversion and a check for any fractional share. The person in whose name the certificate is registered will be treated as a stockholder of record on and after the conversion date.

                 Registered Securities surrendered for conversion during any period from the close of business on any Record Date (as stated on the face of the Securities) next preceding any interest payment date to the opening of business on such interest payment date (except Registered Securities or portions thereof called for redemption on a redemption date within such period) must be accompanied by payment in clearing house funds or other funds acceptable to the Corporation of an amount equal to the interest payable on such interest payment date on the principal amount of Securities then being converted which the registered holder is to receive. Bearer Securities surrendered for conversion must have all unmatured coupons appurtenant thereto. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Corporation on any interest payment date subsequent to the date of conversion. No other payment or adjustment will be made for accrued interest on a converted Security.

                 If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion will be based on the total principal amount of the Securities converted.

                 On surrender of a Security that is converted in part, the Trustee will authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

                 If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

                 SECTION 10.03. Fractional Shares. The Corporation will not issue a fractional share of Common Stock on conversion of a Security. Instead the Corporation will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: Multiply the current market price of a full share by the fraction. Round the result to the nearest cent.

                 The current market price of a share of Common Stock is the Quoted Price of the Common Stock on the last trading day before the conversion date. In the absence of such a quotation, the Company will determine the current market price on the basis of such quotations as it considers appropriate.

                 SECTION 10.04. Taxes on Conversion. If a Holder of a Security converts it, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock on the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than the Holder's name.

                 SECTION 10.05. Corporation to Provide Stock. The Corporation will reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Securities.

                 All shares of Common Stock which may be issued on conversion of the Securities will be fully paid and non-assessable.

                 The Corporation will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock on conversion of Securities and will endeavor to list such shares on each national securities exchange on which the Common Stock is listed.

                 SECTION 10.06. Adjustment for Change in Capital Stock. If the Corporation

                 (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock,

                 (2) subdivides its outstanding shares of Common Stock into a greater number of shares,

                 (3) combines its outstanding shares of Common Stock into a smaller number of shares,

                 (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or

                 (5) issues by reclassification of its Common Stock any shares of its capital stock,

then the conversion privilege and the conversion price in effect immediately before such action will be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of capital stock of the Corporation which the holder would have owned immediately following such action if the holder had converted the Security immediately before such action.

                 The adjustment will become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                 If after an adjustment a Holder of a Security on conversion of it may receive shares of two or more classes of capital stock of the Corporation, the Corporation will determine the allocation of the adjusted conversion price between the classes of capital stock. After such allocation, the conversion privilege and the conversion price of each class of capital stock will thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article.

                 SECTION 10.07. Adjustment for Rights Issue. If the Corporation distributes any rights or warrants to all holders of its Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the current market price per share on that record date, the conversion price shall be adjusted in accordance with the following formula:

                                     N x P
                          C' = C x 0 + M

                                   0 + N
where

         C' = the adjusted conversion price.
         C  = the current conversion price.
         O  = the number of shares of Common Stock outstanding on the record date.
         N = the number of additional shares of Common Stock offered. P = the offering price per share of the additional shares.
         M = the current market price per share of Common Stock on the record date.


                 The adjustment will become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants.

                 SECTION 10.08. Adjustment for Other Distributions. If the Corporation distributes to all holders of its Common Stock any of its assets or debt securities or any rights or warrants to purchase securities of the Corporation, the conversion price will be adjusted in accordance with the formula:

                                     M - F
                              C' = C X M

         where

         C' = the adjusted conversion price.
         C  = the current conversion price.
         M  = the current market price per share of Common Stock
              on the record date mentioned below.
         F = the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock. The Corporation will determine the fair market value.

                 The adjustment will become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

                 This Section does not apply to cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Corporation. Also, this Section does not apply to rights or warrants referred to in the foregoing Section.

                 SECTION 10.09. Current Market Price. In the foregoing two Sections the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. In the absence of one or more such quotations, the Corporation will determine the current market price on the basis of such quotations as it considers appropriate.

                 SECTION 10.10. When Adjustment May Be Deferred. No adjustment in the conversion price need be made unless the adjustment would require an increase or decrease of at least 1% in the conversion price. Any adjustments that are not made will be carried forward and taken into account in any subsequent adjustment.

                 All calculations under this Article will be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                 SECTION 10.11. When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 10.06, 10.07 or 10.08 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction.

                 No adjustment need be made for rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest.

                 No adjustment need be made for a change in the par value or no par value of the Common Stock.

                 To the extent the Securities become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                 SECTION 10.12. Notice of Adjustment. Whenever the conversion price is adjusted, the Corporation will promptly provide to Securityholders a notice of the adjustment in the manner provided for in Section 12.02. The Corporation will file with the Trustee a certificate from the Corporation's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate will be conclusive evidence that the adjustment is correct.

                 SECTION 10.13. Voluntary Reduction. The Corporation from time to time may reduce the conversion price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period.

                 Whenever the conversion price is reduced, the Corporation will give Securityholders, the Trustee and Conversion Agents a notice of the reduction, in accordance with the provisions of Section 12.02. The Corporation will mail the notice at least 15 days before the date the reduced conversion price takes effect. The notice will state the reduced conversion price and the period it will be in effect.

                 A reduction of the conversion price does not change or adjust the conversion price otherwise in effect for purposes of Sections 10.06 through 10.08.

                 SECTION 10.14. Notice of Certain Transactions. If

                 (1) the Corporation takes any action that would require an adjustment in the conversion price pursuant to Section 10.06, 10.07 or
          10.08 and if the Corporation does not let Securityholders participate pursuant to Section 10.11,

                 (2) the Corporation takes any action that would require a supplemental indenture pursuant to Section 10.15 or

                 (3) there is a liquidation or dissolution of the Corporation,

the Corporation shall give Securityholders, the Trustee and Conversion Agents a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Corporation shall give the notice in accordance with the provisions of Section 12.02 at least 15 days before such date. Failure to give the notice or any defect in it shall not affect the validity of the transaction.

                 SECTION 10.15. Reorganization of Corporation. If the Corporation is a party to a transaction subject to Section 5.01 or a merger which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets on conversion of Securities will enter into a supplemental indenture. If the issuer of securities deliverable on conversion of Securities is an affiliate of the surviving, transferee or lessee corporation, that issuer will join in the supplemental indenture.

                 The supplemental indenture will provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which the Holder would have owned immediately after the consolidation, merger, transfer or lease if the Holder had converted the Security immediately before the effective date of the transaction if the Holder failed to exercise such Holder's right of election, if any, as to the kind or amount of securities, cash or other property receivable on such transaction or, if such kind or amount is not the same for each share of non-electing Common Stock, the kind and amount receivable per share by a plurality of the non-electing shares. The supplemental indenture will provide for adjustments which will be as nearly equivalent as may be practical to the adjustments provided for in this Article. The successor Corporation will mail to Securityholders a notice briefly describing the supplemental indenture.

                 If this Section applies, Section 10.06 does not apply.

                 SECTION 10.16. Corporation Determination Final. Any determination that the Corporation or the Board of Directors must make pursuant to Section 10.03, 10.06, 10.08, 10.09 or 10.11 is conclusive.

                 SECTION 10.17. Trustee's Disclaimer. The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee has no duty to determine whether any provisions of a supplemental indenture under Section 10.15 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued on conver-sion of Securities. The Trustee will not be responsible for the Corporation's failure to comply with this Article. Each Conversion Agent other than the Corporation will have the same protection under this Section as the Trustee.

                                   ARTICLE 11

                                 Subordination

                 SECTION 11.01. Agreement to Subordinate. The Corporation agrees, and each Securityholder by accepting a Security or a beneficial interest in Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt.

                 SECTION 11.02. Certain Definitions.

                 "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Debt.

                 "Senior Debt" (a) the principal of, premium, if any, and accrued and unpaid interest on (1) indebtedness of the Corporation for money borrowed, whether outstanding on the date of this Indenture or created, incurred or assumed after that date, (2) guaranties by the Corporation of indebtedness for money borrowed by any other person, whether outstanding on the date of this Indenture or created, incurred or assumed after that date, (3) indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which the Corporation is responsible or liable, by guaranty, or otherwise, whether outstanding on the date of this Indenture or created, incurred, or assumed after that date, and (4) obligations of the Corporation under any agreement to lease, or lease of any real or personal property, whether outstanding on the date of this Indenture or created, incurred or assumed after that date, (b) any other indebtedness, liability or obligation, contingent or otherwise, of the Corporation and any guaranty, endorsement or other contingent obligation in respect thereof, whether outstanding on the date of the Indenture or created, incurred or assumed after that date, and (c) modifications, renewals, extensions and refundings of any such indebtedness, liabilities or obligations, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, liabilities or obligations, or such modification, renewal, extension or refunding, or the obligations of the Corporation pursuant to such guaranty, are not superior in right of payment to the Debentures. Senior Debt will not include any obligation of the Corporation to any other corporation a majority of the outstanding voting stock of which is owned by the Corporation. Senior Debt may be further defined in Section 12.10.

                 A distribution may consist of cash, securities or other property.

                 SECTION 11.03. Liquidation; Dissolution; Bankruptcy. On any distribution to creditors of the Corporation in a liquidation or dissolution of the Corporation or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Corporation or its property,

                 (1) holders of Senior Debt will be entitled to receive payment in full in cash of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Debt before Securityholders will be entitled to receive any payment of principal of or interest on Securities, and

                 (2) until the Senior Debt is paid in full in cash, any distribution to which Securityholders would be entitled but for this Article will be made to holders of Senior Debt as their interests may appear, except that Securityholders may receive securities that are subordinated to Senior Debt to at least the same extent as the Securities.

                 SECTION 11.04. Default on Senior Debt. The Corporation may not pay principal of or interest on the Securities and coupons and may not acquire any Securities for cash or property other than capital stock of the Corporation if

                 (1)      a default on Senior Debt occurs, and

                 (2) the default is the subject of judicial proceedings or the Corporation receives a notice of the default from a person who may give it pursuant to Section 11.12.

                 The Corporation may resume payments on the Securities and may acquire them when

                 (a)      the default is cured or waived or

                 (b) 120 days pass after the notice is given if the default is not the subject of judicial proceedings,

if this Article otherwise permits the payment or acquisition at that time.

                 SECTION 11.05. Acceleration of Securities. If payment of the Securities is accelerated because of an Event of Default, the Corporation will promptly notify holders of Senior Debt of the acceleration. The Corporation may pay the Securities when 120 days pass after the acceleration occurs if this Article permits the payment at that time.

                 SECTION 11.06. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article should not have been made to them, the Securityholders who receive the distribution will hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

                 SECTION 11.07. Notice by Corporation. The Corporation will promptly notify the Trustee and the Paying Agent of any facts known to the Corporation that would cause a payment of principal of or interest on the Securities to violate this Article.

                 SECTION 11.08. Subrogation. After all Senior Debt is paid in full and until the Securities are paid in full, Securityholders will be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt which otherwise would have been made to Securityholders is not, as between the Corporation and Securityholders, a payment by the Corporation on Senior Debt.

                 SECTION 11.09. Relative Rights. This Article defines the relative rights of Securityholders and holders of Senior Debt. Nothing in this Indenture will

                 (1)      impair, as between the Corporation and
          Securityholders, the obligation of the Corporation, which is absolute and unconditional, to pay principal of and interest on the Securities and coupons in accordance with their terms,

                 (2) affect the relative rights of Securityholders and creditors of the Corporation other than holders of Senior Debt or

                 (3) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Securityholders.

                 If the Corporation fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default.

                 SECTION 11.10. Subordination May Not Be Impaired by Corporation. No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities will be impaired by any act or failure to act by the Corporation or by its failure to comply with this Indenture.

                 SECTION 11.11. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

                 SECTION 11.12. Rights of Trustee and Paying Agent. The Trustee or Paying Agent may continue to make payments on the Securities until it receives notice of facts that would cause a payment of principal of or interest on the Securities to violate this Article. Only the Corporation, a Representative or a holder of an issue of Senior Debt that has no Representative may give the notice.

                 The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

                                   ARTICLE 12

                                 Miscellaneous

                 SECTION 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision will control.

                 SECTION 12.02. Notices. Any notice or communication by the Corporation or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail to the other's address in
Section 12.10. The Corporation or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                 Where this Indenture provides for notice to Holders of Securities of any event,

                 (1) such notice shall be sufficiently given to Holders of Bearer Securities if published in an Authorized Newspaper in London, England, and, so long as the Securities are listed on the Luxembourg Stock Exchange and such stock exchange shall so require, in Luxembourg, or, if publication in either London or Luxembourg is not practicable, in Europe on a business day at least twice, each such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice; and

                 (2) such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at the address of such Holder as it appears on the registration books of the Registrar, not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice.

                 Failure to give notice by publication to Holders of Bearer Securities or any defect in any notice so published shall not affect the sufficiency of any notice mailed to Holders of Registered Securities. In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of

Bearer Securities as provided above, then notification to Holders of Bearer Securities as given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose under this Indenture and under the Securities.

                 Failure to mail a notice or communication to a Registered Securityholder or any defect in it will not affect its sufficiency with respect to other Registered Securityholders or Bearer Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                 If the Corporation mails a notice or communication to Registered Securityholders, it will mail a copy to the Trustee and each Agent at the same time.

                 All other notices or communications will be in writing.

                 For purposes of this Section, the term "Holders of Bearer Securities" includes account holders with CEDEL or Euro-Clear who are beneficial owners of Securities.

                 The Corporation will also comply with TIA Sec. 313(c)(2) and
(3).

                 SECTION 12.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Corporation, the Trustee, the Registrar and anyone else will have the protection of TIA Sec. 312(c).

                 SECTION 12.04. Certificate and Opinion as to Conditions Precedent. On any request or application by the Corporation to the Trustee to take any action under this Indenture, the Corporation shall furnish to the Trustee

                 (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and

                 (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                 SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

                 (1) a statement that the person making such certificate or opinion has read such covenant or condition,

                 (2) a brief statement as to the nature and scope of the examination or investigation on which the statements or opinions contained in such certificate or opinion are based,

                 (3) a statement that, in the opinion of such person, the person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether such covenant or condition has been complied with and

                 (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

                 SECTION 12.06. Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders and for the proving of holdings by Holders of Bearer Securities. The Paying Agent, Conversion Agent, Transfer Agent or Registrar may make reasonable rules and set reasonable requirements for its functions.

                 SECTION 12.07. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday, a legal holiday or a day on which banking institutions in any city in which a Paying Agent is located are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest will accrue for the intervening period.

                 SECTION 12.08. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Corporation will not have any liability for any obligation of the Corporation under the Securities or Coupons or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Corporation is waived and released.

                 SECTION 12.09. Duplicate Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

                 SECTION 12.10. Variable Provisions.

                 "Officer" means the Chairman, President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Corporation.

                 "Quoted Price" of the Common Stock means the last reported sales price of the Common Stock on the American Stock Exchange.

                 The first certificate pursuant to Section 4.03 will be for the fiscal year ending on December 31, 1987.

                 The reporting date for Section 7.06 is May 15 of each year.

                 The first reporting date is May 15, 1988.

                 The Company's address is:

                          1196 Borregas Avenue
                          Sunnyvale, California 94088-3427

                 The Trustee's address is:

                          127 John Street
                          New York, New York 10038

                 SECTION 12.11. Governing Law. The laws of the State of New York shall govern this Indenture and the Securities.

                                   SIGNATURES

                                         ATARI CORPORATION

                                         By        [SIG]
                                            ------------------------------

                                         SECURITY PACIFIC NATIONAL BANK

                                         By        [SIG]
                                            ------------------------------

                                                                       EXHIBIT A


                         (Face of Registered Security)


No. R-                                                                  U.S. $

                               ATARI CORPORATION


promises to pay to                          , or registered assigns, the
principal sum of                          United States Dollars on
April 29, 2002.

         5-1/4% Convertible Subordinated Debenture Due 2002
         Interest Payment Dates: April 29
         Record Dates: April 14


Dated:

Authenticated:

                         SECURITY PACIFIC NATIONAL BANK


                                   as Trustee

                  By                                     By
                              Authorized Officer

                  OR                                     By


                                               , as Authenticating
                                    Agent

                  By
                              Authorized Officer
                                                                         (SEAL)


                        (Back of Registered Security)


     5-1/4% Convertible Subordinated Debenture Due 2002

         1. Interest. Atari Corporation ("Corporation"), a Nevada corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Corporation will pay interest annually on April 29 of each year, commencing April 29, 1988. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 29, 1987. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                 2. Method of Payment. The Corporation will pay interest on the Registered Securities (except defaulted interest) to the persons who are registered holders of Registered Securities at the close of business on the record date for the next interest payment date even though Registered Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Registered Securities to a Paying Agent which is also a Transfer Agent to collect principal payments. The Corporation will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Corporation may pay principal and interest by check payable in such money drawn on a bank in New York or for payment of principal, and interest upon application by a Holder with principal amount of $100,000 or more of Registered Securities to the Register not later than the record date in which payment is to be received, by transfer to a dollar account located in New York, New York. It may mail an interest check to a holder's registered address.

                 3. Paying Agent, Registrar, Conversion Agent. Initially, Security Pacific National Bank (the "Trustee"), New York, New York, will act as Paying Agent, Registrar and Conversion Agent; Credit Suisse (France), Paris, France, Credit Suisse (Luxembourg) SA, Luxembourg, Grand Duchy of Luxembourg; Schweizerische Kreditanstalt (Deutschland) AG, Frankfurt, Germany, and Credit Suisse, London, Great Britain, will serve as Paying and Conversion Agents and Credit Suisse, Zurich, Switzerland, will serve as Paying Agent. The Corporation may change any Paying Agent, Registrar, Conversion Agent or co-registrar without notice. The Corporation may act in any such capacity.

                 4. Indenture. The Corporation issued the Securities under an Indenture dated as of April 29, 1987 ("Indenture"), between the Corporation and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-7bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms. The Securities are unsecured general obligations of the Corporation limited to U.S. $75,000,000 in total principal amount.

               5. Optional Redemption. The Corporation may redeem all the Securities at any time or some of them from time to time after the expiration of 30 days from the Exchange Date at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

If redeemed during the 12-month period beginning April 29,

              Year    Percentage    Year    Percentage
             ------  ------------  ------   ----------
             1987       106%        1990       103%
             1988       105%        1991       102%
             1989       104%        1992       101%

and thereafter of a redemption price equal to 100% of the principal amount plus accrued interest to the date of redemption.

               The Securities may not, however, be redeemed before April
29, 1990, unless the closing price of the Common Stock for any 20 trading days during a period of 30 consecutive trading days ending within 10 days before the date notice of redemption is given equals or exceeds 130% of the conversion price then in effect or unless the Securities may be redeemed at 100% of their principal amount in the circumstances described below.

               The Securities may also be redeemed in whole, but not in part, at 100% of their principal amount, together with interest accrued to the date fixed for redemption, at the option of the Corporation if, at any time, the Corporation determines, based on an opinion of independent legal counsel of recognized standing, that as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after April 6, 1987, there is a substantial probability that the Corporation has or will become obligated to pay additional amounts in respect of the Securities as described under Section 7 below. The Corporation may exercise this redemption option at any time so long as the conditions specified in this
Section 5 continue to exist at the time the notice of redemption is made.

               If the Corporation shall determine (the "Determination"), based upon an opinion of independent legal counsel of recognized standing, that any payment made outside the United States by the Corporation or any of its paying agents of the full amount of the next scheduled payment of principal, premium, if any, or interest due in respect of any Bearer Security or coupon appertaining thereto would, under any current or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, information, documentation or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Corporation, a paying agent or any United States government authority of the nationality, residence or identity of a beneficial owner of such Bearer Security or coupon who is a United States Alien (other than such a requirement that (i) would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner or which can be satisfied by such a custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien, provided, however, in each case, that payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any requirement referred to in this sentence, (ii) is applicable only to a payment by a custodian, nominee or other agent of the beneficial owner to such beneficial owner or (iii) would not be applicable to a payment made by any other paying agent of the Corporation), the Corporation shall either (x) redeem the Securities, as a whole, but not in part, at a price equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, on such date, not later than one year after the publication of notice of the Determination, as the Corporation shall elect by at least 60 days prior notice to the Trustee, unless shorter notice is acceptable to the Trustee, or (y) if the conditions of the next succeeding paragraph are satisfied, pay the additional amounts specified in such paragraph. The Corporation shall make the Determination as soon as practicable and shall give prompt notice thereof to the Trustee, stating in the notice the effective date of such certification, information, documentation or other reporting requirement and the date by which the redemption shall take place. Upon receipt of such notice from the Corporation, the Trustee shall cause notice thereof to be duly given as provided in Section 6 below. Notwithstanding the foregoing, the Corporation shall not so redeem the Securities if the Corporation shall subsequently determine, not less than 30 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such requirement, in which case the Corporation shall give prompt notice of such determination to the Trustee, and the Trustee shall give notice in accordance with Section 6 and any earlier redemption notice shall be revoked and of no further effect.

               Notwithstanding the foregoing, if and so long as the certification, information, documentation or other reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Corporation may elect, prior to publication of the notice of the Determination, to have the provisions of this paragraph apply in lieu of the provisions of the preceding paragraph. In such event, the Corporation will pay as additional amounts such amounts as may be necessary so that every net payment made following the effective date of such requirement outside the United States by the Corporation or any of its paying agents of principal, premium, if any, or interest due in respect of any Bearer Security or any coupon appertaining thereto of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of the beneficial owner of such Security or coupon be disclosed to the Corporation, any paying agent or any governmental authority) after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge that (i) would not be applicable in the circumstances referred to in the second parenthetical of the first sentence of the preceding paragraph or (ii) is imposed as a result of presentation of such Bearer Security or coupon for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Bearer Security or such coupon to be then due and payable. If the Corporation elects to pay such additional amounts and as long as it is obligated to pay such additional amounts, the Corporation may subsequently redeem the Securities, in whole but not in part, subject to the last sentence of the preceding paragraph, at any time, at 100% of their principal amount, plus accrued interest and additional. amounts to the date fixed for redemption.

               Notice of intention to redeem Securities will be given in accordance with Section 6 below. In the case of a partial redemption, notice will be given twice, the first such notice to be given not more than 75 nor less than 60 days prior to the date fixed for redemption and the second such notice to be given at least 30 days thereafter but not less than 30 days prior to the date fixed for redemption. In the case of a full redemption, notice shall be given at least 30, but not more than 60 days prior to the date fixed for redemption.

               Notices of redemption will specify the date fixed for redemption, the applicable redemption price and, in the case of a partial redemption, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of the Securities which will be outstanding after such partial redemption. In addition, in the case of a partial redemption, the first notice will specify the last date on which exchanges or transfers of Securities may be made pursuant to the provisions of Section 10 below and the second notice will specify the serial numbers of the Bearer Securities called for redemption or, in the case of Registered Securities, the serial numbers and the portions thereof called for redemption, which shall have been selected for redemption pro rata or by lot.

               Any Registered Security that is to be redeemed only in part shall be surrendered at the principal corporate trust office of the Trustee in New York, New York, or, subject to applicable laws and regulations, any paying agent which is also a transfer agent (with, if the Corporation, the Trustee or such paying agent so requires with respect to a Registered Security, due endorsement by, or a written instrument of transfer in form satisfactory to the Corporation and the Registrar or such paying agent duly executed by, the Holder thereof or his attorney duly authorized in writing), and, subject to the restrictions contained herein, the Corporation shall execute, and the Trustee shall authenticate and deliver to the Securityholder without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

               6. Notice of Redemption. Notice of redemption will be mailed to each holder of Registered Securities to be redeemed at his registered address. Registered Securities in denominations larger than U.S. $5,000 may be redeemed in, part but only in whole multiples of U.S. $5,000. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption.

               7. Payment of Additional Amounts. The Corporation, subject to the limitations and exceptions set forth below, will pay to the holder of any Security or coupon who is a United States Alien such amounts as may be necessary in order that every net payment of principal of or premium, if any, or interest on such Security or coupon, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Security or coupon to be then due and payable; provided, however that the foregoing obligation to pay additional amounts shall not apply to:

                 (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States, including without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, (ii) the failure of such holder or the beneficial owner of such Security or coupon to comply with any requirements under United States income tax laws and regulations, without regard to any tax treaty, to establish entitlement to exemption from deduction or withholding as a United States Alien, or (iii) such holder's present or former status as a personal holding company or a foreign personal holding company with respect to the United States, as a controlled foreign corporation with respect to the United States, as a private foundation or other tax-exempt organization, or as a corporation which accumulates earnings to avoid United States federal income tax;

                 (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of such Security or coupon for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

                 (c) any estate, inheritance, gift, sales, transfer, capital, personal property or any similar tax, assessment or governmental charge;

                 (d) any tax, assessment or other governmental charge which is payable otherwise than by deduction and withholding from payments of principal of, premium, if any, or interest on such Security or coupon;

                 (e) any tax, assessment or other governmental charge imposed by reason of the holder's present or former status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote;

                 (f) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, premium, if any, or interest on such Security or coupon, if such payment could be paid without withholding by any other paying agent;

                 (g) any combination of items (a), (b), (c), (d), (e) and (f);

nor shall additional amounts be paid with respect to any payment of principal, premium, if any, or interest to any United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of a Security or coupon to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner of the Security or coupon would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Security or coupon.

                 "United States Alien", as used in this Security, means any corporation, partnership, individual or fiduciary that, is for United States federal income tax purposes (i) a foreign corporation, (ii) a foreign partnership one or more of the members of which is for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust, (iii) a nonresident alien individual or (iv) a nonresident alien fiduciary of a foreign estate or trust.

                 8. Conversion. A holder of a Security may convert it into Common Stock of the Corporation at any time.

on or after the date on which definitive Securities are issued in exchange for the Global Security and before the close of business on April 29, 2002. If the Security is called for redemption, the holder may convert it at any time before the close of business on the redemption date. The initial conversion price is U.S. $32-5/8 per share, subject to adjustment in certain events. To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by the conversion price in effect on the conversion date. Registered Securities surrendered for conversion during any period from the close of business on any record date (as stated above) next preceding any interest payment date to the opening of business on such interest payment date (except Registered Securities or portions thereof called for redemption on a redemption date within such period) must be accompanied by payment in clearing house funds or other funds acceptable to the Corporation of an amount equal to the interest payable on such interest payment date on the principal amount of Securities then being converted which the registered holder is to receive. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest on converted Securities will be payable by the Corporation on any interest payment date subsequent to the date of conversion. On conversion no payment or adjustment for interest will be made. The Corporation will deliver a check for any fractional share.

                 To convert a Security a holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (4) pay any transfer or similar tax if required. A holder may convert a portion of a Security if the portion is U.S. $5000 or a whole multiple of U.S. $5000.

                 The conversion price will be adjusted for dividends or distributions on Common Stock payable in Company stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock at less than the current market price at the time; distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding cash dividends or distributions from current or retained earnings). However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily reduce the conversion price for a period of time.

         If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another.

                 9. Subordination. The Securities are subordinated to all existing and future Senior Debt of the Corporation. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. There are no restrictions in the Indenture on the amount of Senior Debt the Corporation may have outstanding. The Corporation agrees, and each Securityholder by accepting a Security agrees, to the subordination and authorizes the Trustee to give it effect.

                 10. Denominations, Transfer, Exchange. The Registered Securities are in registered form without coupons in denominations of U.S. $5,000 and whole multiples of U.S. $5,000. The transfer of Registered Securities may be registered and Registered Securities may be exchanged as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

         Registered Securities may not be exchanged for Bearer Securities.

              11. Persons Deemed Owners. The registered holder of a Registered Security may be treated as its owner for all purposes.

              12. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of at least 66-2/3% in principal amount of the Securities, and any existing default may be waived with the consent of the holders of a majority in principal amount of the Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Corporation obligations to Securityholders or to make any change that does not adversely affect the rights of any Securityholder.

                 13. Defaults and Remedies. An Event of Default is default for 30 days in payment of interest on the Securities, default in payment of principal on them, acceleration of any indebtedness for borrowed money of the Corporation exceeding U.S. $5,000,000 in the aggregate if such acceleration is not cured or waived within 30 days after notice to the Corporation from the Trustee or the holders of 25% in principal amount of the Securities, failure by the Corporation for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Securities, and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately.

                 14. Trustee Dealings with Corporation. Security Pacific National Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Corporation or its Affiliates, and may otherwise deal with the Corporation or its Affiliates, as if it were not Trustee.

                 15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Corporation will not have any liability for any obligations of the Corporation under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                 16. Authentication. This Security will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                 17. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and UGMA (=Uniform Gifts to Minors Act).

                               CONVERSION NOTICE

                 The undersigned holder of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is U.S. $5,000 or an integral multiple thereof) below designated, into Common Stock in accordance with the terms of the Indenture referred to in this Security, delivers herewith the amount of interest payable on the next interest payment date if this conversion is made between the record date for such interest payment date and such interest payment date, and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If the Common Stock is to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Dated:


If Common Stock or Securities are to be registered in the name of a Person other than the Securityholder, please print such Person's name and address, and taxpayer identification number, if applicable:

- ------------------------------------

- ------------------------------------

- ------------------------------------


/s/
- ------------------------------------
(Signature must be guaranteed by a bank or stockbroker who is a member of a national stock exchange)

If only a portion of the Securities is to be converted, please indicate:

1.       Principal Amount to be converted: U.S.$

2. Amount and denomination of Registered Securities representing unconverted principal amount to be issued:

         Amount: U.S.$

         Denominations: U.S.$

         (U.S. $5,000 or an integral multiple thereof)

                                                                      EXHIBIT B

                           (Face Of Bearer Security)


               ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

No. BV                                   U.S.$


                               ATARI CORPORATION


promises to pay to bearer upon presentation and surrender of this Security the principal sum of Five Thousand United States Dollars on April 29, 2002.

  5 1/4% Convertible Subordinated Debenture Due 2002 Interest Payment Dates:
                                   April 29


Dated:

Authenticated:

                         SECURITY PACIFIC NATIONAL BANK

                                   as Trustee

             By                                          By
                               Authorized Officer

             OR                                          By


                                                 , as Authenticating
                                    Agent

             By
                               Authorized Officer
                                                                         (SEAL)


                           (Back of Bearer Security)


       5 1/4% Convertible Subordinated Debenture Due 2002

         1. Interest. Atari Corporation ("Corporation"), a Nevada corporation, promises to pay interest oh the principal amount of this Security at the rate per annum shown above. The Corporation will pay interest annually on April 29 of each year, commencing April 29, 1988. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 29, 1987. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                 2. Method of Payment. Bearer holders must surrender Bearer Securities or the attached coupons as they mature to a Paying Agent to collect principal and interest payments. The Corporation will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Corporation may pay principal and interest by check payable in such money.

                 Payments of principal, premium, if any, and interest shall be made at offices of the Paying Agents, as stated in Section 3 or as the Corporation may otherwise designate, located outside the United States, subject to the laws and regulations applicable to such Paying Agents. Payments may be made, at the option of the Holder, by transfer of a United States dollar check drawn on a bank in New York, New York, or by transfer of United States dollars to a dollar account maintained by the payee with a bank in a European city. If such payment at the offices of the Paying Agents outside the United States, become illegal or effectively precluded because of the imposition of exchange controls or similar restrictions on the full payment or receipt of such amounts in dollars, the Corporation may instruct such payments to be made at an office or agency within the United States.

                 3. Paying and Conversion Agents. Initially, Security Pacific National Bank (the "Trustee"), New York, New York, will act as Paying Agent, Registrar and Conversion Agent; Credit Suisse (France), Paris, France, Credit Suisse (Luxembourg) SA, Luxembourg, Grand Duchy of Luxembourg; Schweizerische Kreditanstalt (Deutschland) AG, Frankfurt, Germany, and Credit Suisse, London, Great Britain, will serve as Paying and Conversion Agents and Credit Suisse, Zurich, Switzerland, will serve as Paying Agent. The Corporation may change any Paying or Conversion Agent without notice. The Corporation may act in any such capacity. Except as provided in Paragraph 2, Bearer Securities may only be paid or converted at offices outside the United States.

               4. Indenture. The Corporation issued the Securities under an Indenture dated as of April 29, 1987 ("Indenture"), between the Corporation and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-7bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms. The Securities are unsecured general obligations of the Corporation limited to U.S. $75,000,000 in total principal amount.

               5. Optional Redemption. The Corporation may redeem all the Securities at any time or some of them from time to time after the expiration of 30 days from the Exchange Date at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date.

If redeemed during the 12-month period beginning April 29,

      Year     Percentage     Year     Percentage
      ----     ----------     ----     ----------
      1987        106%        1990        103%
      1988        105%        1991        102%
      1989        104%        1992        101%

and thereafter at a redemption price equal to 100% of the principal amount plus accrued interest at the date of redemption.

               The Securities may not, however, be redeemed before April 29, 1990, unless the closing price of the Common Stock for any 20 trading days during a period of 30 consecutive trading days ending within 10 days before the date notice of redemption is given equals or exceeds 130% of the conversion price then in effect or unless the Securities may be redeemed at 100% of their principal amount in the circumstances described below.

               The Securities may also be redeemed in whole, but not in part, at 100% of their principal amount, together with interest accrued to the date fixed for redemption, at the option of the Corporation if, at any time, the Corporation determines, based on an opinion of independent legal counsel of recognized standing, that as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after April 6, 1987, there is a substantial probability that the Corporation has or will become obligated to pay additional amounts in respect of the Securities as described under Section 7 below. The Corporation may exercise this redemption option at any time so long as the conditions specified in this
Section 5 continue to exist at the time the notice of redemption is made.

               If the Corporation shall determine (the "Determination"), based upon an opinion of independent legal counsel of recognized standing, that any payment made outside the United States by the Corporation or any of its paying agents of the full amount of the next scheduled payment of principal, premium, if any, or interest due in respect of any Bearer Security or coupon appertaining thereto would, under any current or future laws or regulations of the United States affecting taxation or otherwise, be subject to any certification, information, documentation or other reporting requirement of any kind, the effect of which requirement is the disclosure to the Corporation, a paying agent or any United States government authority of the nationality, residence or identity of a beneficial owner of such Bearer Security or coupon who is a United States Alien (other than such a requirement that (i) would not be applicable to a payment made to a custodian, nominee or other agent of the beneficial owner or which can be satisfied by such a custodian, nominee or other agent certifying to the effect that such beneficial owner is a United States Alien, provided, however, in each case, that payment by such custodian, nominee or agent to such beneficial owner is not otherwise subject to any requirement referred to in this sentence, (ii) is applicable only to a payment by a custodian, nominee or other agent of the beneficial owner to such beneficial owner or (iii) would not be applicable to a payment made by any other paying agent of the Corporation), the Corporation shall either (x) redeem the Security, as a whole, but not in part, at a price equal to 100% of the principal amount thereof, together with accrued interest to the date fixed for redemption, on such date, not later than one year after the publication of notice of the Determination, as the Corporation shall elect by at least 60 days prior notice to the Trustee, unless shorter notice is acceptable to the Trustee, or (y) if the conditions of the next succeeding paragraph are satisfied, pay the additional amounts specified in such paragraph. The Corporation shall make the

Determination as soon as practicable and shall give prompt notice thereof to the Trustee, stating in the notice the effective date of such certification, information, documentation or other reporting requirement and the date by which the redemption shall take place. Upon receipt of such notice from the Corporation, the Trustee shall cause notice thereof to be duly published as provided in Section 6 below. Notwithstanding the foregoing, the Corporation shall not so redeem the Securities if the Corporation shall subsequently determine, not less than 30 days prior to the date fixed for redemption, that subsequent payments would not be subject to any such requirement, in which case the Corporation shall give prompt notice of such determination to the Trustee, and the Trustee shall publish notice in accordance with Section 6 and any earlier redemption notice shall be revoked and of no further effect.

               Notwithstanding the foregoing, if and so long as the certification, information, documentation or other reporting requirement referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Corporation may elect, prior to publication of the notice of the Determination, to have the provisions of this paragraph apply in lieu of the provisions of the preceding paragraph. In such event, the Corporation will pay as additional amounts such amounts as may be necessary so that every net payment made following the effective date of such requirement outside the United States by the Corporation or any of its paying agents of principal, premium, if any, or interest due in respect of any Bearer Security or any coupon appertaining thereto of which the beneficial owner is a United States Alien (but without any requirement that the nationality, residence or identity of the beneficial owner of such Security or coupon be disclosed to the Corporation, any paying agent or any governmental authority) after deduction or withholding for or on account of such backup withholding tax or similar charge (other than a backup withholding tax or similar charge that (i) would not be applicable in the circumstances referred to in the second parenthetical of the first sentence of the preceding paragraph or (ii) is imposed as a result of presentation of such Bearer Security or coupon for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof is duly provided for, whichever occurs later), will not be less than the amount provided for in such Bearer Security or such coupon to be then due and payable. If the Corporation elects to pay such additional amounts and as long as it is obligated to pay such additional amounts, the Corporation may subsequently redeem the

Securities, in whole but not in part, subject to the last sentence of the preceding paragraph, at any time, at 100% of their principal amount, plus accrued interest and additional amounts to the date fixed for redemption.

                 Notice of intention to redeem Securities will be given in accordance with Section 6 below. In the case of a partial redemption, notice will be given twice, the first such notice to be given not more than 75 nor less than 60 days prior to the date fixed for redemption and the second such notice to be given at least 30 days thereafter but not less than 30 days prior to the date fixed for redemption. In the case of a full redemption, notice shall be given at least 30, but not more than 60 days prior to the date fixed for redemption.

                 Notices of redemption will specify the date fixed for redemption, the applicable redemption price and, in the case of a partial redemption, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of the Securities which will be outstanding after such partial redemption. In addition, in the case of a partial redemption, the first notice will specify the last date on which exchanges or transfers of Securities may be made pursuant to the provisions of Section 10 below and the second notice will specify the serial numbers of the Bearer Securities called for redemption or, in the case of Registered Securities, the serial numbers and the portions thereof called for redemption, which shall have been selected for redemption pro rata or by lot.

                 Any Bearer Security that is redeemed must be presented for payment together with all unmatured coupons failing which the amount of any missing unmatured coupons will be deducted from the sum due for payment. Each amount so deducted will be paid against surrender of the relevant missing coupon.

                 6. Notice of Redemption. Notice of redemption as required by Section 5 above will be published in an Authorized Newspaper, in London, England, and, so long as the Securities are listed on the Luxembourg Stock Exchange and such stock exchange shall so require, in Luxembourg, or, if publication in either London or Luxembourg is not practicable, in Europe on a business day at least twice, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice. On and after the redemption date interest ceases to accrue on Securities called for redemption.

                 7. Payment of Additional Amounts. The Corporation, subject to the limitations and exceptions set forth below, will pay to the holder of any Security or coupon who is a United States Alien such amounts as may be necessary in order that every net payment of principal of or premium, if any, or interest on such Security or coupon, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in such Security or coupon to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply to:

                 (a) any tax, assessment or other governmental charge which would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States, including without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, (ii) the failure of such holder or the beneficial owner of such Security or coupon to comply with any requirements under United States income tax laws and regulations, without regard to any tax treaty, to establish entitlement to exemption from deduction or withholding as a United States Alien, or (iii) such holder's present or former status as a personal holding company or a foreign personal holding company with respect to the United States, as a controlled foreign corporation with respect to the United States, as a private foundation or other tax-exempt organization, or as a corporation which accumulates earnings to avoid United States federal income tax;

                 (b) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of such Security or coupon for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

                 (c) any estate, inheritance, gift, sales, transfer, capital, personal property or any similar tax, assessment or governmental charge;

                 (d) any tax, assessment or other governmental charge which is payable otherwise than by deduction and withholding from payments of principal of, premium, if any, or interest on such Security or coupon;

                 (e) any tax, assessment or other governmental charge imposed by reason of the holder's present or former status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote;

                 (f) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, premium, if any, or interest on such Security or coupon, if such payment could be paid without withholding by any other paying agent;

                 (g) any combination of items (a), (b), (c), (d), (e) and (f);

nor shall additional amounts be paid with respect to any payment of principal, premium, if any, or interest to any United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of a Security or coupon to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner of the Security or coupon would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Security or coupon.

               "United States Alien", as used in this Security, means any corporation, partnership, individual or fiduciary that, is for United States federal income tax purposes (i) a foreign corporation, (ii) a foreign partnership one or more of the members of which is for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust, (iii) a non-resident alien individual or (iv) a non-resident alien fiduciary of a foreign estate or trust.

                 8. Conversion. A holder of a Security may convert it into Common Stock of the Corporation at any time on or after the date on which definitive Securities are issued in exchange for the Global Security and before the close of business on April 29, 2002. If the Security is called for redemption, the holder may convert it at any time before the close of business on the redemption date. The initial conversion price is U.S. $32-5/8 per share, subject to adjustment in certain events. To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by the conversion price in effect on the conversion date. No interest on converted Bearer Securities will be payable by the Corporation on any interest payment date subsequent to the date of conversion. On conversion no payment or adjustment for interest will be made. The Corporation will deliver a check for any fractional share.

                 Surrender of Bearer Securities must occur in the offices of the Conversion Agents in Section 3 above which are located outside the United States. Each Bearer Security must be delivered with all unmatured coupons appurtenant thereto.

                 To convert a Security a holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (4) pay any transfer or similar tax if required.

                 The conversion price will be adjusted for dividends or distributions on Common Stock payable in Company stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock at less than the current market price at the time; distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding cash dividends or distributions from current or retained earnings). However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily reduce the conversion price for a period of time.

         If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another.

                 9. Subordination. The Securities are subordinated to all existing and future Senior Debt of the Corporation. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid.
There are no restrictions in the Indenture on the amount of Senior Debt the Corporation may have outstanding. The Corporation agrees, and each Securityholder by accepting a Security agrees, to the subordination and authorizes the Trustee to give it effect.

               10. Denominations, Transfer, Exchange. The Bearer Securities are in bearer form with coupons in denominations of U.S. $5,000. The transfer of Securities may be by delivery and Securities may be exchanged for Registered Securities as provided in the Indenture.

               11. Persons Deemed Owners. The holder of a Bearer Security may be treated as its owner for all purposes.

               12. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of at least 66-2/3% in principal amount of the Securities, and any existing default may be waived with the consent of the holders of a majority in principal amount of the Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency, to provide for assumption of Corporation obligations to Securityholders or to make any change that does not adversely affect the rights of any Securityholder.

                 13. Defaults and Remedies. An Event of Default is default for 30 days in payment of interest on the Securities, default in payment of principal on them, acceleration of any indebtedness for borrowed money of the Corporation exceeding U.S. $5,000,000 in the aggregate if such acceleration is not cured or waived within 30 days after notice to the Corporation from the Trustee or the holders of 25% in principal amount of the Securities, failure by the Corporation for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Securities, and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Corporation must furnish an annual compliance certificate to the Trustee.

                 14. Trustee Dealings with Corporation. Security Pacific National Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Corporation or its Affiliates, and may otherwise deal with the Corporation or its Affiliates, as if it were not Trustee.

                 15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Corporation will not have any liability for any obligations of the Corporation under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

                 16. Authentication. This Security will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                 17. Abbreviations. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and UGMA (=Uniform Gifts to Minors Act).


                               CONVERSION NOTICE

                 The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security into Common Stock in accordance with the terms of the Indenture referred to in this Security and directs that such shares be registered in the name of and delivered, together with a check in payment for any fractional share, to the undersigned unless a different name has been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Pursuant to the provisions of the Indenture and Security, the undersigned surrenders all outstanding coupons appertaining to this Security.


Dated:


If shares are to be registered in the name of and delivered to a Person other than the Holder, please print such Person's name and address, and taxpayer identification number, if applicable:



                           ----------------------------

                           ----------------------------

                           ----------------------------

- --------------------------
HOLDER

Please print name and address, and taxpayer identification number, if applicable, of Holder:

                           ----------------------------

                           ----------------------------

                           ----------------------------

                                                                       EXHIBIT C


                            [FORM OF FACE OF COUPON)

               ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTION 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.


                               ATARI CORPORATION

                                                                      No.
                                                            U.S. $
                                                                      Due


       5-1/4% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2002

         Unless the Debenture to which this coupon appertains shall have been called for previous redemption with payment duly provided for or converted, on the date set forth above, Atari Corporation (the "Company") will pay to bearer, upon presentation and surrender of this coupon, the amount shown above (together with any additional amounts which the Company may be required to pay according to the terms of the Debenture and the Indenture for the Debenture) at the Paying Agents set out on the reverse hereof or at such other places (which, except as otherwise provided in the Debenture to which this coupon appertains, shall be located outside the United States of America (including the States and the District of Columbia), its territories, its possessions or other areas subject to its jurisdictions (the "United States")) as the Company may determine from time to time, by United States dollar check drawn on a bank in New York, New York, or by transfer of United States dollars to a dollar account maintained by the payee with a bank in a European city, being one year's interest then payable on the Debenture.

                                ATARI CORPORATION,

                                By
                                Chief Financial Officer

                              [Reverse of Coupon]


                                           CREDIT SUISSE (FRANCE)                          CREDIT SUISSE (LUXEMBOURG) SA
                                       92, Avenue des Champs-Elysees                       23, Avenue Monterey, B.P. 40
                                               F-75008 Paris                                        Luxembourg
                                                   France                                    Grand Duchy of Luxembourg

                                        SCHWEIZERISCHE KREDITANSTALT                               CREDIT SUISSE
                                              (Deutschland) AG                                    24, Bishopsgate
                                              P. 0. Box 100529                                    London EC2N 4BQ
                                           D-6000 Frankfurt a/M 1                                  Great Britain
                                        Federal Republic of Germany


CREDIT SUISSE
P. 0. Box 590
CH-8021 Zurich
Switzerland

                                                                       EXHIBIT D


                 THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (the "SECURITIES ACT"). NEITHER THIS SECURITY NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS OR OTHER AREAS SUBJECT TO ITS JURISDICTION (THE "UNITED STATES"), OR TO ANY CITIZEN OR RESIDENT THEREOF OR TO ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR TO ANY ESTATE OR TRUST THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE ("U.S. PERSON") EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

                 ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

                                                              U.S. $75,000,000


                               ATARI CORPORATION

              5-1/4% Convertible Subordinated Debentures Due 2002


                           TEMPORARY GLOBAL DEBENTURE

                 ATARI CORPORATION (the "Corporation") promises to pay to bearer upon presentation and surrender of this Global Debenture the principal sum of Seventy Five Million United States Dollars on April 29, 2002, and to pay interest from April 29, 1987, annually in arrears on April 29 in each year, commencing April 29, 1988, at the rate of 5-1/4% per annum, until the principal of this Global Debenture is paid or made available for payment. Interest, however, on this Global Debenture shall be payable only after the issuance of the definitive Debentures for which this Global Debenture is exchangeable (except that if any interest payment date occurs before the Exchange Date, the interest payment due on such date may be made upon certification that the beneficial owners of the relevant Debentures are not U.S. Persons or persons who have purchased for resale to U.S. Persons) and, in the case of definitive Debentures in bearer form, only upon presentation and surrender (at an office or agency outside the United States, except as otherwise provided in the Indenture referred to below) of the interest coupons attached as they mature.

                 This Global Debenture is one of a duly authorized issue of Debentures of the Corporation designated as specified in the above title, issued and to be issued under the Indenture dated as of April 29, 1987 (the "Indenture"), between the Corporation and the Security Pacific National Bank, as trustee (the "Trustee"). It is a temporary debenture and is exchangeable in whole or from time to time in part without charge upon request to the holder of this Global Debenture for definitive Debentures in bearer form, with interest coupons attached, or in registered form, without coupons, of authorized denominations, (a) not before the later of 90 days after the date on which the distribution of the Debentures has been completed, as PaineWebber International Capital Inc. shall have advised the Trustee in writing, and the effectiveness of the registration of the Debentures for resale under the Securities Act, and
(b) as promptly as practicable following presentation of certification, in the form set forth in the Indenture for this purpose, that the beneficial owner or owners of this Global Debenture (or, if such exchange is only for a part of this Global Debenture, of such part) are not U.S. Persons or persons who have purchased for resale to any U.S. Person. If, however, a beneficial owner of any Debenture is a sophisticated United States institutional investor (a "U.S. Institutional Investor"), the Trustee will exchange the portion of the temporary Global Debenture owned by such U.S. Institutional Investor for definitive Registered Debentures as soon as practicable after issuance of the Debentures, upon certification that such Debentures have been sold to such U.S. Institutional Investor in a private sale of Registered Debentures only to certain U.S. Institutional Investors to whom the sale of the Registered Debentures would be exempt from the registration requirements of the Securities Act. Such Registered Debentures, if and when sold, will be sold subject to such restrictions as to preclude a distribution prior to the effectiveness of registration of the Debentures for resale under the Securities Act. Such Registered Debentures will be issued in registered form only and will not be exchangeable at any time for Bearer Debentures. Definitive Debentures in bearer form to be delivered in exchange for any part of this Global Debenture shall be delivered only outside the United States. Upon any exchange of a part of this Global Debenture for definitive Debentures, the portion of the principal amount of this Global Debenture so exchanged shall be endorsed by the Trustee on the schedule attached to this Global Debenture, and the principal amount of this Global Debenture shall be reduced for all purposes by the amount so exchanged.

                 Until exchanged in full for definitive Debentures, this Global Debenture shall in all respects be entitled to the same benefits under, and subject to the same terms and conditions of, the Indenture as authenticated and delivered definitive Debentures, except that neither the Holder of nor the beneficial owners of this Global Debenture shall be entitled to receive payment of interest (except as provided above) or to convert this Global Debenture into Common Shares of the Company or any other security, cash or other property.

                 This Global Debenture shall be governed by and construed in accordance with the laws of the State of New York.

                 All terms used in this Global Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                 Unless the certificate of authentication has been executed by the Trustee by the manual signature of one of its authorized officers, this Global Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               IN WITNESS WHEREOF, the Company has caused this Global Debenture to be duly executed.


Dated:        April 29, 1987

                                  ATARI CORPORATION

                                  By

                                  Title:

Authenticated:

SECURITY PACIFIC NATIONAL BANK,
  as Trustee


By
         Authorized Officer

                             SCHEDULE OF EXCHANGES



                   Principal              Remaining
                    amount                principal
                 exchanged for             amount
             definitive Debentures        following
               or converted into        such exchange    Notation made by or
  Date          Common Shares           or conversion      on behalf of the
  made           or redeemed            or redemption          Trustee
- --------    -----------------------     -------------    -------------------
 ........    .......................     ............     .................

 ........    .......................     ............     .................

 ........    .......................     ............     .................

 ........    .......................     ............     .................

 ........    .......................     ............     .................

 ........    .......................     ............     .................

 ........    .......................     ............     .................

 ........    .......................     ............     .................

 ........    .......................     ............     .................

 ........    .......................     ............     .................

 ........    .......................     ............     .................

 ........    .......................     ............     .................

 ........    .......................     ............     .................

 ........    .......................     ............     .................

 ........    .......................     ............     .................

 ........    .......................     ............     .................

 ........    .......................     ............     .................


                                                                       EXHIBIT E


                  [Form of Certificate of Non-U.S. Ownership]

                       CERTIFICATE OF NON-U.S. OWNERSHIP

                               ATARI CORPORATION
              5-1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2002
                               (the "Securities")

CEDEL S.A.
67 Boulevard Grande-Duchesse Charlotte
Luxembourg-Ville
Luxemboug l/

Morgan Guaranty Trust Company of
         New York, Brussels Office
Operator of the Euro-clear System
Euro-clear Operations Centre
Rue de la Regence, 4
B-1000 Brussels, Belgium l/


                 This is to certify that, except as provided in the second
paragraph, none of the                  principal amount of the Securities
credited to you for our account is beneficially owned by U.S. persons or persons who have purchased the Securities for resale to U.S. persons. We undertake to advise you by telex if the above statement as to beneficial ownership is not correct on any interest payment date occurring prior to the Exchange Date (as defined in the Indenture dated as of April 29, 1987 between Atari Corporation and Security Pacific National Bank, as Trustee) and also immediately prior to the Exchange Date with respect to such of said Securities as then appear in your books as being held for our account. We understand that this certificate is required in connection with United States securities and tax laws. We irrevocably authorize you to produce this certificate or a copy hereof to any interest party in any administrative or legal proceedings with respect to the matters covered by this certificate. "U.S. person", in this Certificate, shall mean a citizen or resident of the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States"), a corporation, partnership or other entity


     l/ Delete inappropriate reference.

created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

         This certificate excepts and does not relate to $      principal amount
of Securities credited to you for our account as to which we are not now able to make the certification set forth above. We understand that definitive certificates cannot be delivered and interest cannot be paid until we are able to so certify, or to deliver Certificates of U.S. Institutional Investors, with respect to such principal amount of Securities.

         [We hereby request that the Trustee deliver Registered Securities in the following denominations and registered in the following name(s) at the corporate trust office of the Registrar in New York City.

                        Denominations:
                                       ----------------------------------------
                        Name of Registered Owner:
                                                  -----------------------------

                        Registered Owner's Address:
                                                    ---------------------------

                                                                            ]2/
                        ----------------------------------------------------
                                               [Name]
  Dated:         3/

                                         By:
                                             ----------------------------------
                                                         Signature

                                         as, or as agent for, the beneficial
                                         owner(s) of the Security or Securities
                                         to which this certificate relates.


- ------------------------
  2/ To be inserted only if Registered Securities are requested.

  3/ Not prior to 15 days before the earlier of the Exchange Date or the first interest payment date occurring prior to the Exchange Date.

                                                                       EXHIBIT F
                                                                          [Date)
PaineWebber International Capital Inc.
1 Finsbury Avenue
London EC2M 2PA
England

Atari Corporation
1196 Borregas Avenue
Sunnyvale, California 94088-3427

Re:     $75,000,000 principal amount 5-1/4% Convertible Subordinated
         Debentures Due 2002 (the "Securities") of Atari Corporation (the "Issuer")

Dear Sirs:

               In connection with our purchase of $         principal amount of
the Securities, we confirm that:

               (1) We have received (a) the Offering Circular dated April 7, 1987, relating to the Securities and (b) such other information as we deem necessary in order to make our investment decision.

               (2) We acknowledge that the distribution of the Securities has not been registered under the Securities Act of 1933. As a purchaser of the Securities in a private placement not registered under the Securities Act of 1933, we represent that we are (a) a sophisticated institutional investor and (b) an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, and are purchasing such Securities for our own account for investment and (subject, to the extent necessary, to the disposition of our property being at all times within our control) not with a view to any distribution or other disposition thereof, and we are proceeding on the assumption that we must bear the economic risk of the investment for an indefinite period since the Securities may not be sold except as provided below.

               (3) We agree that, if in the future we should decide to dispose of any of the Securities (which we do not presently contemplate), we will not offer, sell or deliver any such Securities, directly or indirectly, unless:

                          (a) (i) the sale is of at least $50,000 principal
amount of Securities to an Eligible Purchaser (as defined below), (ii) a letter to substantially the same effect as paragraphs (1)(b), (2), (3), (4), (5) and (7) of this letter is executed prior to such sale by such Eligible Purchaser and (iii) all offers or solicitations in connection with such sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

                 (b) the Securities are sold pursuant to Rule 144 under the Securities Act of 1933 by us after we have held them for not less than three years, provided that we are not an "affiliate" of the Issuer (as defined by such Rule 144) at the time of such sale and have not been such an affiliate during the preceding three months; or

               (c) the Securities are sold pursuant to a registration statement in effect under the Securities Act of 1933, it being understood that the Issuer shall have no obligation to us to effect any such registration; or

               (d) the Securities are sold in any other transaction that is made in compliance with the Securities Act of 1933 and we heretofore have furnished to the Issuer a satisfactory opinion to such effect.

               (4) The Securities that we have purchased, when issued in definitive form, shall be issued in Registered form, as will any Securities issued in exchange or substitution for or on registration of transfer of such Securities. Such Securities (and, unless the Issuer shall otherwise agree on the basis of an opinion of the nature set forth in paragraph (5) below, any Securities so issued) shall bear the following legend:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 AND ACCORDINGLY MAY NOT BE OFFERED, SOLD OR DELIVERED UNLESS SUCH OFFER, SALE OR DELIVERY IS EITHER REGISTERED PURSUANT TO OR IS EXEMPT FROM REGISTRATION UNDER SAID ACT. THE TRANSFER OR EXCHANGE OF THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN AN INVESTMENT LETTER FROM THE HOLDER TO THE ISSUER INCLUDING THE RIGHT OF THE ISSUER TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER PRIOR TO ANY TRANSFER OR EXCHANGE OF THIS SECURITY."

               (5) In addition to the requirements of paragraph (3)(d) above, we understand that, in connection with any proposed transfer of Securities or exchange of Securities for Securities of other authorized denominations, an opinion of counsel experienced in giving opinions with respect to questions relating to the securities laws of the United States may be required to the effect that such transfer or exchange will be in compliance with the Securities Act of 1933.

               (6)        We request that the definitive Securities we have
purchased be registered [in our name] [in the name of           , our nominee,]
*/ and that such Securities be delivered to [insert address] by registered mail, which delivery shall be for our sole risk and expense.

               (7) As used in this letter, the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction, and "Eligible Purchaser" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to the effect set forth in paragraphs (1)(b) and (2) of this letter.

                                           Very truly yours,

                                           [Name of U.S. Institutional
                                                              Investor]

                                           By:
                                               ------------------------------
                                                    Authorized Signature


- --------------------
*/ Delete inappropriate reference.

                                                                       EXHIBIT G

              [Form of Certificate of U.S. Institutional Investor]
                    CERTIFICATE OF U.S. INSTITUTION INVESTOR
                               ATARI CORPORATION
              5-1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2002
                               (the "Securities")

CEDEL S.A.
67 Boulevard Grande-Duchesse Charlotte
Luxembourg-Ville
Luxembourg 1/

Morgan Guaranty Trust Company of
New York, Brussels Office
Operator of the Euro-clear System
Euro-clear Operations Centre
Rue de le Regence, 4
B-1000 Brussels, Belgium l/

               This certificate is delivered in connection with the Securities credited to you for our account. This is to certify that (i) we have received from (name of U.S. Institutional Investor] a letter in the form required by the Indenture under which the Securities are issued, to the effect that it is purchasing for its own account for investment and without a view to any
distribution or other disposition, $         principal amount of the Securities
credited to you for our account and agreeing to certain restrictions on any disposition of such Securities, (ii) one of our registered broker-dealer affiliates offered Securities for sale to such investor and (iii) we and our affiliate believe that such investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment and we and our affiliate believes that such investor (and any account or accounts as to which such investor exercises investment discretion and for which such investor may be purchasing Securities) is able to bear the economic risk of investment in the Securities.

               We understand that this certificate is required in connection with United States law. We irrevocably authorize


- --------------------
1/ Delete inappropriate reference.

you to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered by this certificate.

               The definitive Securities to be issued in respect of this certificate are to be issued in registered form and shall bear the following legend:

               "A REGISTRATION STATEMENT FOR THIS SECURITY HAS NOT YET BEEN DECLARED EFFECTIVE UNDER THE UNITED STATES SECURITIES ACT OF 1933 AND ACCORDINGLY THIS SECURITY MAY NOT BE OFFERED, SOLD OR DELIVERED UNLESS SUCH OFFER, SALE OR DELIVERY IS EITHER REGISTERED PURSUANT TO OR IS EXEMPT FROM REGISTRATION UNDER SAID ACT. THE TRANSFER OR EXCHANGE OF THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN AN INVESTMENT LETTER FROM THE HOLDER TO ATARI CORPORATION INCLUDING THE RIGHT OF ATARI CORPORATION TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO ATARI CORPORATION PRIOR TO ANY TRANSFER OR EXCHANGE OF THIS SECURITY BEFORE THE EFFECTIVENESS OF REGISTRATION OF THE SECURITIES ACT OF 1933."

               We request that the Trustee deliver Registered Securities in the following denominations and registered in the following names to the undersigned at the corporate trust office of the Registrar in New York, New
York:

                                                              Registered
                                             Registered         Owner's
Registered                   Registered       Owner's          Taxpayer
Denomination                   Owner          Address         I.D. Number
- ------------                 ----------      ----------       -----------



                                         PaineWebber International Capital Inc.
Dated:   2/

                                         By
                                             ----------------------------------
                                                        Signature


- --------------------
         2/ Not prior to the date established for exchange of the Global Security for Registered Securities for the account of U.S. Institutional Investors.

                                                                     EXHIBIT H-1


             [Form of Clearance System Certificate For Exchange for
                                Bearer Security]

                          CLEARANCE SYSTEM CERTIFICATE

                               ATARI CORPORATION

              5-1/4% Convertible Subordinated Debentures Due 2002

                 We refer to that portion, U.S. $                 principal
amount, of the Global Security representing the above issue that is submitted to be exchanged for Bearer Securities (the "Submitted Portion"). This is to certify (i) that we have received from each of the persons appearing in our records as being entitled to a beneficial interest in the Submitted Portion a certificate of non-U.S. ownership with respect to such person's beneficial interest in the form attached to this Certificate and (ii) that the Submitted Portion includes no part of the Global Security which was excepted in such a certificate of non-U.S. ownership.

                 We further notify that as of the date hereof we have not received any notification from any of the persons giving such certificates to the effect that the statements made by them with respect to any part of the Submitted Portion are no longer true and cannot be relied on.


Dated:    1/

                                        [CEDEL S.A.] [Morgan Guaranty Trust
                                        Company of New York, Brussels Office, as
                                        Operator of the Euro-clear System] 2/


                                        By
                                           -------------------------------

- --------------------
1/ Not prior to the Exchange Date.

2/ Delete inappropriate reference.

                                                                     EXHIBIT H-2


               [Form of Clearance System Certificate For Exchange
                            for Registered Security]

                          CLEARANCE SYSTEM CERTIFICATE

                               ATARI CORPORATION

              5-1/4% Convertible Subordinated Debentures Due 2002

                 We refer to that portion, U.S. $             principal amount,
of the Global Security representing the above issue which is submitted to be exchanged for Registered Securities (the "Submitted Portion"). This is to certify that we have received from each of the persons appearing in our records as being entitled to a beneficial interest in the Submitted Portion either (a) a certificate of U.S. Institutional Investor with respect to such person's beneficial interest in the form attached to this Certificate or (b) a certificate of non-U.S. ownership with respect to such person's beneficial interest in the form attached to this Certificate.

                 We hereby request that you deliver to the corporate trust office of the Registrar in New York City Registered Securities in the denominations and registered in the names appearing on the attached certificates of U.S. Institutional Investor and certificates of non-U.S. ownership.

                 We further certify that as of the date hereof we have not received any notification from any of the persons giving such certificates to the effect that the statements made by them with respect to any part of the Submitted Portion are no longer true and cannot be relied on.

Dated:     1/

                                        [CEDEL S.A.] [Morgan Guaranty Trust
                                        Company of New York, Brussels Office, as
                                        Operator of the Euro-clear System] 2/


                                        By
                                           -------------------------------------

- --------------------
1/ Not prior to the Exchange Date.

2/ Delete inappropriate reference.

                                                                     EXHIBIT H-3


                     [Form of Clearance System Certificate
                For Payment of Interest Prior to Exchange Date]

                          CLEARANCE SYSTEM CERTIFICATE

                               ATARI CORPORATION

              5-1/4% Convertible Subordinated Debentures Due 2002


                 We refer to that portion, U.S. $              principal amount,
of the Global Security representing the above issue, the beneficial owners of
which have requested payment of the interest payment due on             (the
"Submitted Portion"). This is to certify that we have received from each of the persons appearing in our records as being entitled to a beneficial interest in the Submitted Portion a certificate of non-U.S. ownership with respect to such person's beneficial interest in the form attached to this Certificate.

                 We further certify that as of the date hereof we have not received any notification from any of the persons giving such certificates to the effect that the statements made by them with respect to any part of the Submitted Portion are no longer true and cannot be relied on.

Dated:      1/

                                        [CEDEL S.A.] [Morgan Guaranty Trust
                                        Company of New York, Brussels Office, as
                                        Operator of the Euro-clear System] 2/


                                        By
                                           -------------------------------------


- --------------------
1/ Not prior to the the relevant interest payment date.

2/ Delete inappropriate reference.